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                                                                    Exhibit 10.3


                                      LEASE

                  THIS LEASE, dated as of August 31, 1999 (as amended or supplemented from time to time, this "LEASE"), between the MCI O'Fallon 1999 Trust, a Delaware business trust (the "LESSOR"), as lessor, and MasterCard International Incorporated, a non-stock membership corporation organized under the laws of the State of Delaware (the "LESSEE"), as lessee;

                              W I T N E S S E T H:

                  WHEREAS, the Missouri Development Finance Board, a body corporate and politic organized and existing under the laws of the State of Missouri (the "BOARD") is the fee owner of a parcel of land in the City of O'Fallon, Missouri on which it has been proposed to develop, construct and equip an approximately 414,000 square foot office space, an approximately 114,000 square foot data and energy center providing and utilizing reliable, redundant energy and communication sources and parking for approximately 1,751 cars, constituting, together with the Land and the other Improvements, the Facility (as hereinafter defined), whereupon the ownership thereof will vest in the Board;

                  WHEREAS, the Board has issued its Industrial Development Revenue Bonds (Winghaven/MasterCard Project) Series 1999A, in the aggregate principal amount of $154,000,000, due September 1, 2009 (the "SERIES A BONDS"), and will, upon issuance of the Series B Notes (referred to below) and subject to certain conditions, issue its Industrial Development Revenue Bonds (Winghaven/MasterCard Project) Series 1999B, in aggregate principal amount equal to the aggregate principal amount of the Series B Notes (as defined below) and the additional Investor Contribution (as provided in the Participation Agreement) due September 1, 2009 (the "SERIES B BONDS") (collectively, the "BONDS"), for such purposes and will deposit the proceeds thereof in the Escrow Account for disbursement and application pursuant thereto;

                  WHEREAS, the Board has entered into the Bond Lease dated of even date herewith (as amended or supplemented from time to time, the "BOND LEASE"), with the O'Fallon Public Facilities Authority, a non-profit corporation organized under the laws of the State of Missouri (the "BOND SUBLESSOR"), under which a leasehold estate in the Facility will vest in the Bond Sublessor;

                  WHEREAS, the Bond Sublessor has made available for the development and construction of the Facility approximately $3.7 million and will deposit it in the Escrow Account for disbursement and application pursuant thereto;

                  WHEREAS, concurrently with the execution and delivery of the Bond Lease, the Bond Sublessor and the Lessor have entered into the Bond Sublease dated as of even date herewith (as amended or supplemented from time to time, the "BOND SUBLEASE"), under which the Lessor, using funds on deposit in the Escrow Account, will cause the Facility to be developed and constructed, whereupon a leasehold estate therein will, pursuant to the Bond Sublease, vest in the Lessor;
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                  WHEREAS, the Lessor desires to sublease the Facility to the
Lessee and the Lessee desires to sublease the Facility from the Lessor, for the rentals and upon the terms and conditions hereinafter set forth;

                  WHEREAS, concurrently with the execution and delivery of this Lease, the Lessor shall issue and sell to several financial institutions (the "PURCHASERS"), and the Purchasers shall purchase, pursuant to the Series A Note Purchase Agreement, dated as of even date herewith, $149,380,000 aggregate principal amount of the Lessor's 7.36% Series A Senior Secured Notes due September 1, 2009 (the "SERIES A NOTES", such term to include any such Notes issued in substitution or replacement therefor);

                  WHEREAS, the proceeds of the Series A Notes and the Investor Contribution will be used by the Lessor to acquire the Series A Bonds issued by the Board, and the purchase price for the Series A Bonds, together with approximately $3,700,000 deposited by the Bond Sublessor to fund capitalized interest on the Series A Bonds during the Construction Period, will be deposited in the Escrow Account, as described above;

                  WHEREAS, in the event that additional financing is needed to complete the Facility, the Lessor may, upon request of the Lessee, issue its Series B Senior Secured Notes due September 1, 2009 (the "SERIES B NOTES", such term to include any such Notes issued in substitution or replacement therefor pursuant to the Indenture, and together with the Series A Notes, the "NOTES") in an aggregate principal amount not to exceed $5,000,000;

                  WHEREAS, the proceeds of the Series B Notes, if and when issued (together with additional Investor Contribution, as described in Section
2.1 of the Participation Agreement), will be used by the Lessor to acquire the Series B Bonds then issued by the Board, and the purchase price for the Series B Bonds will be deposited in the Escrow Account, as described above;

                  WHEREAS, the Basic Rent hereunder shall be sufficient to pay interest on the Bonds, which will be used to pay interest on the Notes and the Investor Yield, and the Supplemental Rent hereunder shall be sufficient to pay all other amounts with respect to the Notes, the Investor Contribution and the Bonds;

                  NOW, THEREFORE, in consideration of the premises and the mutual representations, covenants and agreements herein contained, the Lessor and the Lessee do hereby represent, covenant and agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  SECTION 1.1 DEFINITIONS OF WORDS AND TERMS. For purposes of this Lease, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in Annex A attached hereto and incorporated herein by reference. The rules of usage set forth in such Annex A shall apply hereto.

                  "FULL INSURABLE VALUE" means the actual replacement cost of the Facility exclusive of the cost of land, excavations, footings and foundation, as determined in accordance with SECTION 6.1(a) hereof.

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                  "OBLIGATIONS" means, without limitation, all Basic Rent and
Supplemental Rent and all fees, claims, demands, payments, damages, liabilities, penalties, assessments and the like of or imposed upon the Lessee or its directors, trustees, officers, agents, employees, representatives, advisors or assigns, whether under this Lease or any of the other Operative Agreements or elsewhere and whether arising out of or based upon a claim of tort, contract, misrepresentation, or any other or additional legal theory whatsoever.

                  "TAX FORBEARANCE AGREEMENT" means a Tax Forbearance Agreement, Deed of Trust and Security Agreement, dated as of August 31, 1999, among the Board, the Lessee, the City of O'Fallon, Missouri, the Wentzville R-IV School District of St. Charles County, Missouri and the mortgagee trustee named therein, as amended or supplemented from time to time.

                  SECTION 1.2 CONFLICT IN INTERPRETATION BETWEEN LEASE AND OPERATIVE AGREEMENTS. To the extent that the provisions of this Lease shall conflict with the provisions of (i) the Participation Agreement, the terms and provisions of the Participation Agreement shall control or (ii) any other Operative Agreement, the provisions of this Lease shall control.

                                   ARTICLE II

                                 REPRESENTATIONS

                  SECTION 2.1 REPRESENTATIONS BY THE LESSOR. The Lessor makes the following representations:

                  (a) The Lessor is a business trust duly formed and validly existing under the laws of the State of Delaware, is not required by the law of the State of Missouri to qualify or register as a foreign business trust and has taken all actions necessary for the transaction of business in the State of Missouri. The Lessor has lawful power and authority to enter into the transactions contemplated by this Lease and to carry out its obligations hereunder. By proper action of its governing body, the Lessor has been duly authorized to execute and deliver this Lease, acting by and through its duly authorized officers.

                  (b) The Lessor shall have no authority to operate the Facility as a business or in any other manner except as the sublessee thereof in accordance with the Bond Sublease and as lessor thereof in accordance with this Lease.

                  (c) The Lessor hereby assigns to the Lessee (subject, however, to the Indenture) any and all representations and warranties made to or assigned to the Lessor under the Bond Sublease, including the representations and warranties made by McEagle Development, L.L.C., Novus Property Holdings, L.L.C. and Novus Campus, L.L.C.

                  SECTION 2.2 REPRESENTATIONS BY THE LESSEE. The Lessee makes the following representations:

                  (a) The Lessee is a non-stock membership corporation organized and existing and in good standing under the laws of the State of Delaware and is in good standing and duly authorized and qualified to do business in the State of Missouri.

                  (b) The Lessee has lawful power and authority to enter into the Operative Agreements to which the Lessee is a party and to carry out its obligations thereunder. By proper

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action of its board of directors, the Lessee has been duly authorized to execute and deliver each of the Operative Agreements, acting by and through its duly authorized officers.

                  (c) The execution and delivery of the Operative Agreements to which the Lessee is a party, the consummation of the transactions contemplated thereby, and the performance of or compliance with the terms and conditions of the Operative Agreements to which the Lessee is a party will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any mortgage, deed of trust, lease or any other agreement or instrument to which the Lessee is a party or by which it or any of its property is bound, or the Lessee's organizational documents, or any order, rule or regulation applicable to the Lessee or any of its property of any court or governmental body, or constitute a default under any of the foregoing, or result in the creation or imposition of any lien, charge or encumbrance (other than Permitted Liens) of any nature whatsoever upon any of the property or assets of the Lessee under the terms of any instrument or agreement to which the Lessee is a party.

                  (d) The estimated costs of the development and construction of the Facility have been determined in accordance with sound engineering and generally accepted accounting principles, and the Facility Costs are reasonably expected to equal the Projected Completion Value.

                  (e) The Facility will comply in all material respects with all Facility Requirements, including applicable building and zoning, health, environmental and safety ordinances and laws and all other applicable laws, rules and regulations, as currently existing and in effect on the Completion Date.

                                  ARTICLE III

                               GRANTING PROVISIONS

                  SECTION 3.1 GRANTING OF LEASEHOLD ESTATE; THE FACILITY; CERTAIN MACHINERY AND EQUIPMENT.

                  (a) The Lessor hereby rents, leases and lets the Facility to the Lessee, and the Lessee hereby rents, leases and hires the Facility from the Lessor, subject to Permitted Liens, for the rentals and upon and subject to the terms and conditions herein contained.

                  (b) The Land and all Improvements located thereon at the execution hereof, all work and materials on the Improvements as such work progresses, and all additions or enlargements thereto or thereof, the Facility as fully completed, anything under this Lease which becomes, is deemed to be, or constitutes a part of the Facility, and the Facility as repaired, rebuilt, rearranged, restored or replaced by the Lessee under the provisions of this Lease, except as otherwise specifically provided herein, shall immediately when erected or installed be vested in the Board and become part of the leasehold estate under the Lease, subject only to Permitted Liens.

                  (c) Any item of machinery or equipment the entire purchase price of which is paid for by the Lessee with the Lessee's own funds, and no part of the purchase price of which is paid for from funds deposited in the Escrow Account, shall be the sole property of the Lessee and shall not be subject to this Lease, unless such item shall become a part of the Improvements as a matter of law or shall be necessary for the normal use and operation of the Facility.

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                  (d) This Lease shall be and is hereby made subject and
subordinate to the Lien of the Indenture and of the Security Documents.

                  SECTION 3.2 LEASE TERM.

                  (a) This Lease shall become effective upon the Closing Date, and subject to sooner termination pursuant to the provisions of this Lease, shall be leased for the Term.

                  (b) Thereafter, if this Lease has not been earlier terminated, the Lessee shall have the option to extend the Term of this Lease for one ten-year term, upon the same terms and conditions herein contained, except that
(i) the rentals shall be $100 for each year or part thereof that the Lessee leases the Facility pursuant to its exercise of this extension option and (ii) the provisions of the second paragraph of SECTION 9.5 shall be of no further force and effect during such extended term; provided that no such extension shall be made unless all Indebtedness under the Notes and all amounts owing in respect of the Certificates have been indefeasibly paid in full on or prior to the Maturity Date.

                  SECTION 3.3 POSSESSION AND USE OF THE FACILITY.

                  (a) The Lessor covenants and agrees that as long as no Lease Event of Default shall have occurred and be continuing, the Lessee shall have sole and exclusive possession of the Facility (subject to Permitted Liens and the rights of access pursuant to SECTION 9.3 hereof) and shall and may peaceably and quietly have, hold and enjoy the Facility during the Term. The Lessor covenants and agrees that it will not take any action, other than those expressly permitted pursuant to ARTICLE XI of this Lease, to prevent the Lessee from having quiet and peaceable possession and enjoyment of the Facility during the Term and will, at the reasonable request and expense of the Lessee, cooperate with the Lessee in order that the Lessee may have quiet and peaceable possession and enjoyment of the Facility.

                  (b) Subject to the provisions of this Section, the Lessee shall have the right to use the Facility for any lawful purpose allowed by Legal Requirements. The Lessee shall comply with all statutes, laws, ordinances, orders, judgments, decrees, regulations, directions and requirements of all federal, state, local and other governments or governmental authorities, now or hereafter applicable to the Facility or to any adjoining public ways, as to the manner of use or the condition of the Facility or of adjoining public ways. The Lessee shall also comply with the requirements, rules and regulations of all insurers under the policies carried under the provisions of ARTICLE VI hereof. The Lessee shall pay all costs, expenses, claims, fines, penalties and damages that may in any manner arise out of, or be imposed as a result of, the failure of the Lessee to comply with the provisions of this Section. Notwithstanding any provision contained in this Section, however, the Lessee shall have the right, at its own cost and expense, and subject to compliance with the provisions of the Operative Agreements, to contest or review by legal or other appropriate procedures the validity, legality or applicability of any such governmental statute, law, ordinance, order, judgment, decree, regulation, direction or requirement, or any such requirement, rule or regulation of an insurer, and during such contest or review the Lessee may refrain from complying therewith.

                  (c) Notwithstanding anything herein to the contrary, the Facility shall be developed and constructed in a manner consistent with the Facility Agency Agreement and, after the Completion Date, shall be used as a global technology and operations center and for general office space and for no other use that could impair the value, utility or remaining useful life of

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the Facility, as compared to such use. The Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of the Facility. The Lessee shall not commit or permit any waste of, or nuisance on, the Facility or any part thereof.



                  SECTION 3.4 TITLE. The Facility is leased to the Lessee without any representation or warranty, express or implied, by the Lessor (without limiting the representations and warranties assigned to the Lessee pursuant to SECTION 2.1(C) hereof) and subject to the rights of parties in possession, the existing state of title (including the Permitted Exceptions) and all applicable Legal Requirements. The Lessee shall in no event have any recourse against the Lessor for any defect in title to the Facility, including any failure of the Facility to be developed or constructed, in whole or in part, as contemplated hereby.


                  SECTION 3.5 OWNERSHIP OF THE FACILITY.


                  (a) The Lessor and the Lessee intend that (i) for financial accounting purposes with respect to the Lessee (A) this Lease will be treated as an "operating lease" pursuant to Statement of Financial Accounting Standards
(SFAS) No. 13, as amended, (B) the Lessor will be treated as the sublessor of the Facility and (C) the Lessee will be treated as the sublessee of the Facility, but (ii) for federal, state and local income tax and all other tax purposes the Lessee will be entitled to depreciate the Improvements. Nevertheless, the Lessee agrees that none of the Board, the Bond Sublessor, the Lessor, the Investor, the Trust Company, the Bond Trustee, the Indenture Trustee, or any Noteholder has provided or will provide tax, accounting or legal advice to the Lessee regarding this Lease, the other Operative Agreements or the transactions contemplated hereby and thereby or has made any representations or warranties concerning the tax, accounting or legal characteristics of the Operative Agreements, and that the Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Agreements as it deems appropriate.


                  (b) The Lessor and the Lessee further intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting the Lessee or the Lessor, the transactions evidenced by this Lease shall be regarded as secured loans made by an unrelated third party lender to the Lessee.

                  SECTION 3.6 TERMINATION.

                  (a) If the Lessor or the Lessee shall have received notice of a Total Condemnation or a Total Loss, then the Lessee shall be obligated, within thirty (30) days after the Lessee receives notice thereof, to deliver a written notice in the form described in SECTION 3.6(c) (a "TERMINATION NOTICE") of the termination of this Lease.

                  (b) If either: (i) a Condemnation occurs, and the Lessee shall have delivered to the Lessor an Officer's Certificate that such Condemnation is a Total Condemnation; or (ii) a Casualty occurs, and the Lessee shall have delivered to the Lessor an Officer's Certificate that such Casualty is a Total Loss then, the Lessee shall, simultaneously with the delivery of the Officer's Certificate pursuant to the preceding clause (i) or (ii) deliver a Termination Notice.

                  (c) A Termination Notice shall contain: (i) notice of termination of this Lease on a date no later than the next Payment Date occurring after such Termination Notice (the "TERMINATION DATE"); (ii) a binding and irrevocable agreement of the Lessee to pay the

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Termination Value and purchase the interests of the Board, the Bond Sublessor and the Lessor in the Facility and the Lessor's interest in the Bonds on such Termination Date and (iii) the Officer's Certificate described in SECTION 3.6(b).

                  (d) On the Termination Date, the Lessee shall pay to the Lessor, without duplication, the Termination Value (which amount shall be sufficient to satisfy all indebtedness under the Bonds owing by the Board to the Lessor, as the owner of the Bonds, and shall be applied by the Lessor to (i) the aggregate Outstanding principal amount of the Senior Secured Notes, accrued and unpaid interest on the Senior Secured Notes, any applicable Make Whole Premium and all other amounts owing to the Indenture Trustee and/or to the Noteholders plus (ii) the aggregate outstanding amount of the Investor Contribution, all accrued and unpaid amounts on the account of the Investor Yield, any applicable Investor Premium and all other amounts owing to the Investor under the Operative Agreements), plus all amounts owing in respect of Rent (including Supplemental
Rent) theretofore accruing (which shall be applied to all amounts due and owing by the Lessor under the Operative Agreements), and the Lessor shall convey, upon indefeasible payment in full of all Indebtedness under the Senior Secured Notes and all indebtedness under the Bonds, all of the Lessor's interest in the Facility, and shall cause the Board and the Bond Sublessor to convey all of their interests in the Facility, to the Lessee (or the Lessee's designee) all in accordance with SECTION 3.6(e).

                  (e) In connection with any termination of this Lease pursuant to this SECTION 3.6 or the Lessee's exercise of its Purchase Option or Maturity Date Purchase Option, upon the date on which this Lease is to terminate or upon the Expiration Date, and upon tender by the Lessee of the amounts set forth in
SECTION 3.6(d), 10.1 OR 10.2, as applicable.

                  (i) The Lessor shall execute and deliver, and shall cause the Board and the Bond Sublessor to execute and deliver, to the Lessee (or to the Lessee's designee) at the Lessee's cost and expense an assignment of the Lessor's, the Board's and the Bond Sublessor's entire interest in the Facility (which shall include an assignment of all of the Lessor's right, title and interest in any Net Proceeds not previously received by the Lessor), in each case in recordable form and otherwise in conformity with local custom and free and clear of the Lien of the applicable Leasehold Deed of Trust; and

                  (ii) The Facility shall be conveyed to the Lessee "AS IS" in all respects.


                  SECTION 3.7 RETURN. Subject to ARTICLE X, the Lessee shall, upon the expiration or earlier termination of the Term, vacate, surrender and transfer the Facility to the Lessor, at the Lessee's expense, free and clear of all Liens other than Permitted Liens and Lessor Liens, in good condition, ordinary wear and tear excepted, and in compliance with all Legal Requirements and the other requirements of this Lease (and in any event without (x) any asbestos installed or maintained in any part of the Facility, (y) any polychlorinated biphenyls in, on or used, stored or located at the Facility, and
(z) any other Hazardous Substances, in each case in violation of any Environmental Laws) the Lessee shall cooperate with any purchaser of the Facility from the Lessor or the Indenture Trustee in order to facilitate the ownership and operation by such purchaser of the Facility after such expiration or earlier termination of the Term including providing all book reports and records regarding the maintenance repair and ownership of the Facility and all data and technical information relating thereto granting or assigning all licenses necessary for the operation and maintenance of the Facility (to the extent assignable) and cooperating in seeking and obtaining all necessary licenses permits and approvals of Governmental Authorities The Lessee shall have also paid the total cost for the completion of all

Modifications commenced prior to such expiration or earlier termination of the Term. The obligation of the Lessee under this SECTION 3.7 shall survive the expiration or termination of this Lease.

                  SECTION 3.8 ENVIRONMENTAL INSPECTION UPON SURRENDER OF THE FACILITY. Upon surrender of possession of the Facility, or not more than one hundred twenty (120) days nor less than thirty (30) days prior to the Expiration Date (unless the Lessee has previously irrevocably exercised the Purchase Option), the Lessee shall, at its sole cost and expense, provide to the Lessor, the Board and the Bond Sublessor a report by an environmental consultant selected by the Lessee and reasonably satisfactory to the Lessor, the Board and the Bond Sublessor certifying that Hazardous Substances have not at any time during the Term been generated, used, treated or stored on, transported to or from, released at, on or from or deposited at or on the Facility, and no portion of the Facility has been used for such purposes, in each case other than (i) as necessary to use, operate, maintain, repair and restore the Facility and (ii) in full compliance with all Environmental Laws. If such is not the case, the report shall set forth a remedial response plan relating to the Facility (which remedial response plan, if required by any Environmental Law or Governmental Authority, shall be approved by the appropriate Governmental Authority). Such remedial response plan shall include, but shall not be limited to, plans for full response, remediation, removal, or other corrective action, and the protection, or mitigative action associated with the protection, of natural resources including wildlife, aquatic species, and vegetation associated with the Facility, as required by all applicable Environmental Laws.

                                   ARTICLE IV

                                 RENT PROVISIONS

                  SECTION 4.1 BASIC RENT. The Lessee covenants and agrees to pay the Basic Rent to the Lessor in immediately available funds during the Term, on or before 11:00 A.M., New York City time, commencing on the earlier to occur of
(i) the first Payment Date after the Outside Completion Date and (ii) the first Payment Date after the Completion Date, and on each Payment Date occurring thereafter and on any date when this Lease shall terminate. Basic Rent shall be due and payable in lawful money of the United States and shall be paid by wire transfer of immediately available funds on the due date therefor to such account or accounts at such bank or banks or to such other Person or in such other manner as the Lessor shall from time to time direct. Neither the Lessee's inability or failure to take possession of all, or any portion, of the Facility when delivered by the Lessor, nor the Lessor's inability or failure to deliver all or any portion of the Facility to the Lessee, whether or not attributable to any act or omission of the Lessee or any act or omission of the Lessor, or for any other reason whatsoever, shall delay or otherwise affect the Lessee's obligation to commence paying Basic Rent on the first Payment Date specified above, in accordance with the terms of this Lease. Basic Rent and Supplemental Rent shall be paid absolutely net to the Lessor, so that this Lease shall yield to the Lessor the full amount thereof, without setoff, deduction or reduction.

                  SECTION 4.2 SUPPLEMENTAL RENT. The Lessee shall pay as Supplemental Rent the following amounts, as and when the same become due:

                  (a) all reasonable fees, charges and expenses, including agent and counsel fees, of (i) the Bond Trustee incurred under the Bond Indenture, (ii) the Indenture Trustee incurred under the Indenture, (iii) the Escrow Agent incurred under the Escrow Agreement and (iv) the Lessor under the Trust Agreement;

                  (b) all costs incident to (i) the payment of the principal of and interest on the Bonds as the same become due and payable, including all costs and expenses in connection with the call, redemption and payment of all outstanding Bonds, (ii) the payment of the principal of, premium and interest on the Notes as the same become due and payable, including all costs and expenses in connection with the call, redemption and payment of all Outstanding Notes and (iii) the payment of the Investor Contribution, Investor Premium and Investor Yield as the same become due and payable, including all costs and expenses in connection with the call, redemption and payment of all Certificates;

                  (c) all expenses incurred in connection with the enforcement of any rights under (i) the Bond Documents by the Lessor, the Investor, the Bond Sublessor, the Board, the Bond Trustee, or the owners of the Bonds or (ii) the Indenture or the Security Documents, by or on behalf of the Indenture Trustee or the Noteholders;

                  (d) an amount sufficient to reimburse (i) the Board and the Bond Sublessor for all expenses reasonably incurred thereby in connection with the performance of their respective obligations under the Bond Documents and (ii) the Indenture Trustee for all expenses reasonably incurred by the Indenture Trustee in connection with the performance of its obligations under the Indenture or the Security Documents;

                  (e) all other payments of whatever nature which the Lessee has agreed to pay or assume under the provisions of this Lease, including any payment of Supplemental Rent equal to the Termination Value or the Maximum Residual Guarantee Amount; and


                  (f) the cost of obtaining an owner's policy of title insurance regarding the Land and the recording and filing fees in connection with the conveyances contemplated by the Donation Agreement between Contributing Associates, L.L.C. and The Small Business Synergy Corporation and the Donation Agreement between The Small Business Synergy Corporation and the Board.


The Lessee shall pay to the Lessor or the Person entitled thereto any and all Supplemental Rent promptly as the same shall become due and payable, and if the Lessee fails to pay any Supplemental Rent, the Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent. The Lessee shall pay to the Lessor as Supplemental Rent, among other things, on demand, to the extent permitted by applicable Legal Requirements interest, and the Investor Yield at the applicable Overdue Rate on any installment of Basic Rent not paid when due for the period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due or demanded by the Lessor for the period from the due date or the date of any such demand, as the case may be, until the same shall be paid. The expiration or other termination of the Lessee's obligations to pay Basic Rent hereunder shall not limit or modify the obligations of the Lessee with respect to Supplemental Rent Unless expressly provided otherwise in this Lease in the event of any failure on the part of the Lessee to pay and discharge any Supplemental Rent as and when due, the Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added for nonpayment or late payment of such Supplemental Rent all of which shall also constitute Supplemental Rent.

                  SECTION 4.3 OBLIGATIONS OF THE LESSEE ABSOLUTE AND UNCONDITIONAL.


                  (a) The obligations of the Lessee under this Lease to make payments of Basic Rent and Supplemental Rent on or before the date the same become due, and to perform all of its other Obligations, covenants and agreements hereunder shall be absolute and unconditional, without notice or demand, and without abatement, deduction set-off counterclaim recoupment or defense or any right of termination or cancellation arising from any circumstance whatsoever whether now existing or hereafter arising and irrespective of whether the Facility shall have been started or completed The Obligations and liabilities of the Lessee hereunder shall in no way be released, discharged (except upon complete payment and/or performance thereof) or otherwise affected for any reason including to the maximum extent permitted by law (i) any defect in the condition, merchantability, design, construction, quality or fitness for use of any portion of the Facility, or any failure of the Facility to comply with all Legal Requirements, including any inability to occupy or use the Facility by reason of such noncompliance (ii) any damage to abandonment loss contamination of or Release from or destruction of or any requisition or taking of the Facility or any part thereof, including eviction;
(iii) any restriction, prevention or curtailment of or interference with any use of the Facility or any part thereof including eviction (iv) any defect in title to or rights to the Facility or any Lien on such tide or rights or on the Facility; (v) any change, waiver, extension indulgence or other action or omission or breach in respect of any Obligation or liability of or by the Board, Bond Sublessor, Lessor, Investor, Bond Trustee, Indenture Trustee or any Noteholder; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to the Lessee, Lessor, Investor, Indenture Trustee, any Noteholder, the Board, the Bond Sublessor, the Bond Trustee or any other Person, or any action taken with respect to this Lease by any trustee or receiver of the Lessee, Lessor, Investor, Indenture Trustee, any Noteholder, the Board, the Bond Sublessor, the Bond Trustee or any other Person, or by any court, in any such proceeding; (vii) any claim that the Lessee has or might have against any Person, including the Lessor, Investor, Indenture Trustee, any Noteholder, the Board, the Bond Sublessor or the Bond Trustee; (viii) any failure on the part of the Lessor to perform or comply with any of the terms of this Lease, any other Operative Agreement or any other agreement; (ix) any invalidity or unenforceability or disaffirmance against or by the Lessee of this Lease or any provision hereof or any of the other Operative Agreements or any provision of any thereof; (x) the impossibility of performance by the Lessee, the Lessor or both; (xi) any action by any court, administrative agency or other Governmental Authority; (xii) any restriction, prevention or curtailment of or any interference with the construction on or any use of the Facility or any part thereof; or (xiii) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not the Lessee shall have notice or knowledge of any of the foregoing and whether or not foreseeable. This Lease shall be noncancellable by the Lessee for any reason whatsoever except as expressly provided herein, and the Lessee, to the fullest extent permitted by Legal Requirements, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease, or to any diminution, abatement or reduction of Rent payable by the Lessee hereunder. If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise, except as otherwise expressly provided herein, the Lessee shall, unless prohibited by Legal Requirements, nonetheless pay to the Lessor (or, in the case of Supplemental Rent, to whomever shall be entitled thereto) an amount equal to each Rent payment at the time and in the manner that such payment would have become due and payable under the terms of this Lease if it had not been terminated in whole or in part, and in such case, so long as such payments are made and no Lease Event of Default shall have occurred and be continuing, the Lessor will deem this Lease to have remained in effect until the Expiration Date. Each payment of Rent made by the Lessee hereunder shall be final absent manifest error in the computation of the amount thereof. The Lessee assumes the sole responsibility for the condition, use, operation, maintenance, and management of the Facility, and the Lessor shall have no responsibility in respect thereof and shall have no liability for damage to the property of the Lessee or any subtenant of the Lessee for any reason whatsoever except due to the Lessor's gross negligence or willful misconduct.

                  (b) Nothing in this Lease shall be construed to release the Lessor from the performance of any agreement on its part herein contained or as a waiver by the Lessee of any rights or claims the Lessee may have against the Lessor under this Lease or otherwise, but any recovery upon such rights and claims shall be had from the Lessor separately (and not the Indenture Trustee), it being the intent of this Lease that the Lessee shall be unconditionally and absolutely obligated to perform filly all of its Obligations, agreements and covenants under this Lease (including the obligation to pay Basic Rent and Supplemental Rent) for the benefit of the Indenture Trustee, as pledgee of the Bonds, the Noteholders and the Investor. The Lessee may, however, subject to any provision of the Operative Agreements, at its own cost and expense and in its own name or in the name of the Lessor, prosecute or defend any action or proceeding or take any other action involving third persons which the Lessee deems reasonably necessary in order to secure or protect its right of possession, occupancy and use hereunder, and in such event the Lessor hereby agrees to cooperate fully with the Lessee and to take all action necessary to effect the substitution of the Lessee for the Lessor in any such action or proceeding if the Lessee shall so request.

                  SECTION 4.4 PREPAYMENT. The Lessee may not at any time prepay all or any part of the Basic Rent or of the Maximum Residual Guarantee Amount or the Termination Value provided for hereunder except as expressly provided herein.

                  SECTION 4.5 PERFORMANCE ON A NON-BUSINESS DAY. If any payment of Rent is required to be made hereunder on a day that the interest to which such payment relates is not payable in accordance with the Indenture, such payment of Rent shall be payable on the day in which such interest becomes payable pursuant thereto.

                                   ARTICLE V

                        MAINTENANCE, TAXES AND UTILITIES

                  SECTION 5.1 MAINTENANCE AND REPAIRS.

                  (a) Throughout the Term the Lessee shall, at its own expense, keep the Facility in such safe condition as may be necessary or appropriate in light of the use and operation thereof permitted hereby, and keep the Facility in good repair and in good operating condition, making from time to time all necessary repairs thereto and renewals and replacements thereof. Furthermore, the Lessee shall make all required repairs, renewals and replacements thereof as may be required by all Legal Requirements and Insurance Requirements.

                  (b) The Lessee hereby agrees to accept the entire risk of, and the responsibility (including all Costs and expenses) for compliance with any change of law, regulation or interpretation relating to the Legal Requirements or the Insurance Requirements and agrees that no change of law will relieve or otherwise limit any of its obligations hereunder.

                  SECTION 5.2 TAXES, ASSESSMENTS AND OTHER GOVERNMENTAL CHARGES.

                  (a) Subject to the provisions of SECTION 5.4 hereof, the Lessee shall promptly pay and discharge, as the same become due, all taxes and assessments, general and special, and other governmental charges of any kind whatsoever that may be lawfully taxed, charged, levied, assessed or imposed upon or against or be payable for or in respect of the Facility, or any part thereof or interest therein (including the leasehold estate of the Lessee therein) or any buildings, improvements, machinery and equipment at any time installed thereon by the Lessee, or the income therefrom or Basic Rent, Supplemental Rent and other amounts payable under this Lease, including any new taxes and assessments not of the kind enumerated above to the extent that the same are lawfully made, levied or assessed in lieu of or in addition to taxes or assessments now customarily levied against real or personal property, and further including all utility charges, assessments and other general governmental charges and impositions whatsoever, foreseen or unforeseen, which if not paid when due would impair the security of the Notes or encumber the Lessor's title to the Facility; provided that with respect to any special assessments or other governmental charges that are lawfully levied and assessed which may be paid in installments, the Lessee shall be obligated to pay only such installments thereof as become due and payable during the Term.


                  The Lessee shall have the right, subject to the provisions of the Operative Agreements, in its own name or in the Lessor's name, to contest the validity or amount of any tax, assessment or other governmental charge which the Lessee is required to bear, pay and discharge pursuant to the terms of this Article by appropriate legal proceedings instituted at least ten (10) days before the tax, assessment or other governmental charge complained of becomes delinquent if and provided (1) the Lessee, before instituting any such contest, gives the Lessor written notice of its intention so to do, (2) the Lessee diligently prosecutes any such contest and at all times effectively stays or prevents any official or judicial sale therefor, under execution or otherwise,
(3) any Lien resulting from such tax, assessment or other governmental charge is bonded or provided for, and (4) the Lessee promptly pays any final judgment enforcing the tax, assessment or other governmental charge so contested and thereafter promptly procures and records a recordable release or satisfaction thereof. The Lessor agrees to cooperate fully with the Lessee in connection with any and all administrative or judicial proceedings related to any tax, assessment or other governmental charge. The Lessee shall indemnify and hold the Lessor whole and harmless from any costs and expenses related to any of the above.


                  SECTION 5.3 UTILITIES. All utilities and utility services used in, on or about the Facility shall be paid for by the Lessee and shall be contracted for by the Lessee in the Lessee's own name, and the Lessee shall, at its sole cost and expense, procure any and all permits, licenses or authorizations necessary in connection therewith. The Lessee shall be entitled to receive any credit or refund with respect to any utility charge paid by the Lessee and the amount of any credit or refund received by the Lessor on account of any utility charges paid by the Lessee, net of the costs and expenses incurred by the Lessor in obtaining such credit or refund, shall be promptly paid over to the Lessee. All charges for utilities imposed with respect to the Facility for a billing period during which this Lease expires or terminates shall be adjusted and prorated on a daily basis between the Lessor and the Lessee, and each party shall pay or reimburse the other for each party's pro rata share thereof.

                  SECTION 5.4 PAYMENTS IN LIEU OF TAXES. The Lessee agrees to make all payments required to be made under the provisions of the Tax Forbearance Agreement.

                                   ARTICLE VI

                                    INSURANCE

                  SECTION 6.1 PROPERTY (HAZARD) INSURANCE.

                  (a) Subject to the provisions of the Operative Agreements, the Lessee shall at all times during the Construction Period maintain at its sole cost and expense, or cause the counterparties under the Facility Contracts to maintain, in full force and effect, with Permitted Insurers a policy or policies of Builder's Risk-All Risk-Completed Value Form Insurance for the Facility, with such limits and deductibles (not exceeding $5,000) as are reasonably acceptable to the Lessor.

                  Prior to or simultaneously with the expiration of said Builder's Risk Insurance, the Lessee shall at its sole cost and expense obtain and shall maintain throughout the Term with Permitted Insurers a policy or policies of insurance to keep the Facility continuously insured against loss or damage by fire, lightning and all other perils covered by the extended coverage insurance endorsement then in use in the State of Missouri, in an amount equal to the Full Insurable Value thereof, with such limits and deductibles as are reasonably acceptable to the Lessor. The initial determination of Full Insurable Value shall be made at the Completion Date by the Lessee based on an Appraisal made in connection with such determination or, if so requested by the Indenture Trustee, pursuant to the Appraisal Procedure, and thereafter the Full Insurable Value of the Facility shall be determined by the Lessee or, if so requested by the Indenture Trustee, pursuant to the Appraisal Procedure from time to time at the written request of the Lessor or the Indenture Trustee (but not more frequently than once in every three years) and certified by a Responsible Officer of the Lessee. The insurance required pursuant to this Section shall be maintained at the Lessee's sole cost and expense, shall be maintained with generally recognized responsible insurance company or companies authorized to do business in the State of Missouri as may be selected by the Lessee. Copies of the insurance policies required under this Section, or originals or certificates thereof, each bearing notations evidencing payment of the premiums or other evidence of such payment, shall be delivered by the Lessee to the Lessor and the Indenture Trustee. All such policies of insurance pursuant to this Section, and all renewals thereof, shall name the Board, the Bond Sublessor, the Lessor, the Lessee, the Bond Trustee, and the Indenture Trustee as loss payees, as their respective interests may appear, and shall contain a provision that such insurance may not be canceled by the issuer thereof without at least thirty (30) days' prior written notice (subject to the limitations inherent in the insurance industry standard practice) to the Board, the Bond Sublessor, the Lessor, the Bond Trustee, and the Indenture Trustee.

                  (b) Subject to the provisions of the Operative Agreements, in the event of loss or damage to the Facility, the Net Proceeds of casualty insurance carried pursuant to this Section shall be paid over to the Indenture Trustee pursuant to ARTICLE VIII hereof.

                  SECTION 6.2 COMMERCIAL GENERAL LIABILITY (CASUALTY) INSURANCE.

                  (a) The Lessee shall at its sole cost and expense maintain or cause to be maintained at all times during the Term with Permitted Insurers commercial general liability insurance (including coverage for all losses whatsoever arising from the ownership, maintenance, operation or use of any automobile, truck or other motor vehicle), which shall be endorsed to name the Board, the Bond Sublessor, the Lessor, the Lessee, the Bond Trustee, and the Indenture Trustee as additional insureds, properly protecting and indemnifying them, in an amount not less than $2,000,000 for bodily injury (including death) in any one occurrence (with excess coverage in an amount not less than $50,000,000 and a deductible of not more than $500,000 in the aggregate), and not less than $1,000,000 for property damage in any one occurrence (subject to reasonable loss deductible clauses not to exceed $500,000 in the aggregate). The policies of said insurance shall contain a provision that such insurance may not be canceled by the issuer thereof without at least thirty
(30) days' advance written notice to the Board, the Bond Sublessor, the Lessor, the Bond Trustee, and the Indenture Trustee. Such policies or copies or certificates thereof shall be furnished to the Lessor and the Indenture Trustee.

                  (b) In the event of a Casualty, the Net Proceeds of liability insurance carried pursuant to this Section shall be applied toward the satisfaction of the liability with respect to which such proceeds have been paid.

                  SECTION 6.3 BLANKET INSURANCE POLICIES. The Lessee may satisfy any of the insurance requirements set forth in this Article by using blanket policies of insurance provided each and all of the requirements and specifications of this Article respecting insurance are complied with and such policies are otherwise reasonably acceptable to the Lessor.

                                  ARTICLE VII

                           ALTERATION OF THE FACILITY

                  SECTION 7.1 ADDITIONS, MODIFICATIONS AND IMPROVEMENTS OF THE FACILITY. So long as no Lease Event of Default has occurred and is continuing and subject to the other provisions of this Article VII, the Lessee, at its sole cost and expense, may at any time and from time to time make alterations, renovations, improvements and additions to the Facility or any part thereof (collectively, "MODIFICATIONS"); provided that: (i) except for any Modification required to be made pursuant to a Legal Requirement or an Insurance Requirement, no Modification shall impair the value, utility or remaining useful life of the Facility from that which existed immediately prior to such Modification; (ii) the Modification shall be performed expeditiously and in a good and work unalike manner; (iii) the Lessee shall comply in all material respects with all Legal Requirements (including all Environmental Laws) and Insurance Requirements applicable to the Modification, including the obtaining of all permits and certificates of occupancy, and the structural integrity of the Facility shall not be adversely affected; (iv) the Lessee shall maintain or cause to be maintained builders' risk-all risk insurance at all times when a Modification is in progress; (v) subject to the terms of SECTION 3.3(b) relating to permitted contests, the Lessee shall pay all costs and expenses and discharge any Liens arising with respect to the Modification; (vi) such Modifications shall comply with SECTIONS 3.5 and 5.1 and shall not change the primary character of the Facility; and (vii) no improvements shall be demolished, except to the extent such demolition, together with such replacement thereof or other Modification, does not materially impair the value, utility or useful life of the Facility. All Modifications (other than those that may be readily removed without impairing the value, utility or remaining useful life of the Facility) shall remain part of the realty and shall be subject to this Lease, and title thereto shall immediately vest in the Lessor; provided, however, that additions to machinery and equipment installed in the Facility by the Lessee not purchased or acquired from funds deposited in the Escrow Account and not constituting repairs, renewals or replacements of Equipment under SECTION 7.2 hereof shall remain the property of the Lessee and may be removed by the Lessee prior to the Expiration Date, subject to any provisions in the Operative Agreements.

                  SECTION 7.2 REMOVAL OF EQUIPMENT. The Lessee shall have the right, subject to any provisions in the Operative Agreements, provided no Lease Event of Default has occurred and is continuing, to remove from the Facility and (on behalf of the Lessor) sell, exchange or otherwise dispose of, without responsibility or accountability to the Board, the Bond Sublessor, the Lessor, the Bond Trustee, or the Indenture Trustee with respect thereto, any items of machinery and equipment which constitute a part of the Equipment and which have become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary or which, in the sound discretion of the Lessee, are otherwise no longer useful to the Lessee in its operations conducted on or in the Facility; provided that the Lessee shall promptly replace all such Equipment so removed, except for any such Equipment so removed having a fair market value of not more than $100,000 in any one case and not more than $500,000 in the aggregate in any calendar year, with machinery and equipment of the same or a different kind but with a value equal to or greater than the fair market value of the Equipment (original cost of such machinery or equipment less depreciation at rates calculated in accordance with generally accepted accounting principles) so removed, and such machinery and equipment shall be deemed a part of the Equipment, and (b) within thirty (30) days after any such replacement, deliver to the Lessor and the Indenture Trustee a certificate signed by the Lessee (1) setting forth a complete description, including make, model and serial numbers, if any, of the machinery and equipment which the Lessee has acquired to replace the Equipment so removed by the Lessee,
(2) stating the cost thereof, and (3) stating that the machinery and equipment described in said certificate are fully paid for and have been installed on the Facility.


                  The Lessor shall amend, and provide to the Indenture Trustee a copy of, the list of Equipment maintained by it pursuant to SECTION 9.8 hereof upon receipt of such certificate. All machinery and equipment which replaces Equipment removed from the Facility by the Lessee pursuant to this Section shall become and be deemed a part of the Facility.


                  In all cases, the Lessee shall pay all the costs and expenses of any such removal and shall immediately repair at its expense all damage to the Facility caused thereby. The Lessee's rights under this Section to remove from the Facility machinery and equipment constituting a part of the Equipment is intended only to permit the Lessee to maintain an efficient operation by the removal of machinery and equipment which is no longer suitable to the Lessee's use of the Facility for any of the reasons set forth in this Section, and such right is not to be construed to permit a removal under any other circumstances and specifically is not to be construed to permit the Lessee to make a wholesale removal of the Equipment.

                  SECTION 7.3 ADDITIONAL IMPROVEMENTS. So long as no Lease Event of Default has occurred and is continuing and subject to the other provisions of this ARTICLE VII, the Lessee shall have and is hereby given the right, at its sole cost and expense, subject to any provisions in the Operative Agreements, to construct on portions of the Land not theretofore occupied by buildings or improvements such additional buildings and improvements as the Lessee from time to time may deem necessary or desirable for its business purposes. All additional buildings and improvements constructed on the Land by the Lessee pursuant to the authority of this Section shall become a part of the Facility. The Lessee covenants and agrees to make any repairs and restorations required to be made to the Facility because of the construction of, addition to, alteration or removal of such additional buildings or improvements.

                  SECTION 7.4 PERMITS AND AUTHORIZATIONS. The Lessee shall not do or permit others under its control to do any work on the Facility related to any repair, rebuilding, restoration, replacement, modification or addition to the Facility, or any part thereof, unless all requisite municipal and other governmental permits and authorizations shall have been first procured. All such work shall be done in a good and workmanlike mariner and in compliance with all applicable building, zoning and other laws, ordinances, governmental regulations and requirements and in accordance with the requirements, rules and regulations of all insurers under the policies required to be carried under the provisions of ARTICLE VI hereof.

                  SECTION 7.5 MECHANICS' LIENS.

                  (a) Neither the Lessor nor the Lessee shall do or suffer anything to be done whereby the Facility, or any part thereof, may be encumbered by any mechanics' or other similar Lien. Whenever and as often as any mechanics' or other similar Lien is filed against the Facility, or any part thereof, purporting to be for or on account of any labor done or materials or services furnished in connection with any work in or about the Facility, the Lessee shall comply with the provisions of the Operative Agreements and shall discharge the same of record within sixty (60) days after the Lessee receives notice of the filing thereof. Notice is hereby given that the Lessor shall not be liable for any labor or materials furnished the Lessee or anyone claiming by, through or under the Lessee, and that no mechanics' or other similar Lien for any such labor, services or materials shall attach to or affect the reversionary or other estate of the Board, the Bond Sublessor, or the Lessor in and to the Facility or any part thereof.

                  (b) Notwithstanding paragraph (a) above, the Lessee shall have the right, subject to the provisions of the Operative Agreements to contest any such mechanics' or other similar Lien if within said 60-day period stated above it notifies the Board, the Bond Sublessor, the Lessor, the Bond Trustee, and the Indenture Trustee in writing of its intention so to do, and provided the Lessee diligently prosecutes such contest, at all times effectively stays or prevents any official or judicial sale of the Facility, or any part thereof or interest therein, under execution or otherwise, and pays or otherwise satisfies any final judgment enforcing such contested Lien claim and thereafter promptly procures record release or satisfaction thereof. The Lessee shall indemnify and hold the Board, the Bond Sublessor, the Lessor, the Bond Trustee, and the Indenture Trustee whole and harmless from any loss, costs or expenses they may incur related to any such contest. The Lessor shall cooperate fully with the Lessee in any such contest.

                  SECTION 7.6 EXPANSION.

                  (a) Should the Lessee, during the Term of this Lease, desire to construct additional buildings or improvements on the Land pursuant to
SECTION 7.3 or make any alterations or additions to the Facility pursuant to this ARTICLE VII (in each case, an "EXPANSION"), the Lessee may, prior to the commencement of construction of such Expansion, offer by written notice to the Lessor, the Board, the Bond Sublessor, the Bond Trustee and the Indenture Trustee (a "PAYMENT OFFER") the opportunity for the Lessor to pay the costs (the "EXPANSION COST") thereof, setting forth in such offer in reasonable detail a professional, good faith estimate (based on an Appraisal made in connection therewith) of the costs of equipment, materials, labor and services, including architecture and engineering fees, financing fees, legal fees, survey, title insurance and other normal and customary development, construction and financing costs.

                  (b) Should the Lessor elect to accept the Payment Offer, which acceptance shall be at the Lessor's sole option and shall, subject to paragraph
(c) below, if made, be made in writing within sixty (60) days after receipt by the Lessor of such offer, the Lessor and the Lessee shall enter into good faith negotiations regarding the execution and delivery of a written amendment to this Lease providing for the following:

                  (i) payment by the Lessor to the Lessee of the Expansion Cost within one hundred twenty (120) days after the date of the Lessor's acceptance of such Payment Offer, or in installment payments as agreed, or on the date of completion of the Expansion, whichever shall be the later;

                  (ii) an increase in the annual Basic Rent at such imputed rate of interest and upon such other terms as shall be agreed upon between the Lessor and the Lessee, but which shall be no less favorable than the prevailing interest rate and terms for first unsecured loans in a principal amount equal to the Expansion Cost for borrowers with credit ratings equivalent to that of the Lessee's at that time;

                  (iii) an increase in the Basic Rent to provide a rate of return on the Investor Contribution not less than the then prevailing market rate and an increase in the Termination Value and the Residual Guaranteed Maximum Amount; and

                  (iv) such other changes and amendments to the Bond Lease, the Bond Sublease, this Lease, the Guarantee, the Residual Value Policy and the other Operative Agreements as may be necessary or appropriate in view of such payment of the Expansion Cost by the Lessor.

The Lessee shall pay all costs and expenses incurred by the Lessor, the Board, the Bond Sublessor, the Bond Trustee, the Indenture Trustee and the Noteholders in connection with any such modification to this Lease and the other Operative Agreements and such financing, including closing costs, brokerage fees, taxes, recording charges and attorneys' fees and expenses.

                  (c) To the extent that the terms of the Security Documents or any other Lien encumbering the Facility shall require the consent of the holder or holders of any Lien on any of the Facility (the Secured Parties") to the addition or construction of any Expansion or to the financing thereof by the Lessor, the rights and obligations of the Lessor and the Lessee hereunder are expressly conditioned upon the Lessee's obtaining, prior to the commencement of any construction the Secured Parties written consent to such construction and to such financing which consent may be withheld at the Secured Parties' sole discretion.

                  (d) If the Lessor accepts the Payment Offer it may finance the Expansion only by (i) issuance (in accordance with SECTION 2.1(d) of the Indenture) and sale (subject to the right of first offer set forth in ARTICLE 11 of the Series A Note Purchase Agreement or any comparable provision in the Series B Note Purchase Agreement) of Expansion Notes in the aggregate principal amount not to exceed 97% of the Expansion Cost and (ii) receipt of additional Investor Contribution in the amount not less than 3% of the Expansion Cost.

                  (e) Should any Payment Offer not be accepted by the Lessor within said sixty (60) day period or should the Lessor and the Lessee be unable in good faith to agree upon the terms of the modification of this Lease and the other Operative Agreements, the Lessee shall, subject to the provisions of this Lease, have the right to construct the Expansion at the Lessee's sole cost and expense; provided that the Lessor shall not reject the Payment Offer solely by reason of the Investor's inability or unwillingness to provide the additional Investor Contribution referred to in the foregoing clause (d) but shall (provided that all other conditions of this Section have been satisfied) in such case allow the Lessee to secure the additional Investor Contribution from other investors (complying with the requirements of SECTION 10.1 of the Participation Agreement) that will upon making of such additional Investor Contribution, become beneficiaries of the Lessor, on parity with the Investor under the Operative Agreements. In any event, the Expansion shall be the property of the Lessor and part of the Facility subject to this Lease and the Lien of the Security Documents.


                  (f) Notwithstanding anything else in this SECTION 7.6 the Lessor may prohibit in its sole discretion, any Expansion that could reasonably be expected to cause a Material Adverse Effect.


                  SECTION 7.7 IMPROVEMENTS. If the Lessor determines that additional financing is needed to complete the Facility by the Outside Completion Date, the Lessor may, upon request of the Lessee, issue Lessor's Series B Notes pursuant to the Indenture and in compliance with the other Operative Agreements, in an aggregate principal amount not to exceed $5,000.000.


                                  ARTICLE VIII

                      DAMAGE, DESTRUCTION AND CONDEMNATION

                  SECTION 8.1 DAMAGE OR DESTRUCTION.

                  (a) If the Facility shall be damaged or destroyed by fire or any other Casualty (other than any such Casualty constituting a Total Loss with respect to which the Lessee has delivered a Termination Notice pursuant to
SECTION 3.6), whether or not covered by insurance, subject to the provisions of the Operative Agreements, the Lessee as promptly as practicable shall either repair restore replace or rebuild the same as nearly as may be practicable to its condition and character immediately prior to such damage or destruction, and so that upon completion of such repairs, restoration, replacement or rebuilding such Facility shall be of a value not less than the value thereof immediately prior to the occurrence of such damage or destruction or, at the Lessee's option, shall construct upon the Land new buildings and improvements thereafter together with all new machinery, equipment and fixtures which are either to be attached to or are to be used in connection with the operation or maintenance thereof, provided that (i) the value thereof shall not be less than the value of such destroyed or damaged Improvements and/or Equipment immediately prior to the occurrence of such damage or destruction and (ii) the nature of such new buildings, improvements, machinery, equipment and fixtures will not impair the character and use of the Facility as an enterprise permitted hereby and by Legal Requirements.

                  If the Lessee shall elect to construct any such new buildings and improvements, for all purposes of this Lease, any reference to the word "Improvements" shall be deemed to also include any such new buildings and improvements and all additions thereto and all replacements and alterations thereof and any reference to the word "Equipment" shall be deemed to include any such new machinery, equipment and fixtures which are either attached to or are used in connection with the operation or maintenance of such new buildings and improvements and all additions or replacements thereof.

                  The Net Proceeds of hazard or casualty insurance required by
ARTICLE VI hereof and received with respect to such damage or loss to the Facility shall be paid to the Indenture Trustee and, if no Lease Default or Lease Event of Default has occurred and is continuing, shall be applied in the following manner.

                  (i) there shall be paid to the Lessee from the Net Proceeds such part thereof as shall equal the cost to the Lessee of making such temporary repairs or doing such other work, as, in the Lessee's reasonable opinion, may be necessary in order to protect the Facility pending adjustment of the insurance loss or the making of permanent repairs, restoration, replacement or rebuilding;

                  (ii) there shall be paid to the Lessee from the Net Proceeds such part thereof as shall equal the cost to the Lessee of repairing, restoring, replacing or rebuilding the Facility or any part thereof;

                  (iii) payment to the Lessee pursuant to subdivisions (i) or
         (ii) of this subsection (a) from such Net Proceeds shall be made to the Lessee from time to time as the work progresses, in amounts equal to the cost of labor and material incorporated into and used in such work, the contractors', architects' and engineers' fees, and other charges in connection with such work, upon delivery to the Board, the Bond Sublessor, the Lessor, the Bond Trustee and the Indenture Trustee of a certificate of the Lessee's architect or general contractor, as the case may be, in charge of such work, certifying: (1) that the amounts so to be paid to the Lessee are payable to the Lessee in accordance with the provisions of this Article and that such amounts are then due and payable by the Lessee or have theretofore been paid by the Lessee
         (2) the progress of the work (3) that the work has been done in accordance with the plans and specifications therefor and all insurance requirements of ARTICLE VI hereof (4) that the sum requested when added to all sums previously paid out under this Article for the work does not exceed the value of the work done to the date of such certificate
         (5) the estimated cost of completing the work in reasonable detail and
         (6) that the remaining Net Proceeds are sufficient to pay the estimated cost of completing the work; and

                  (iv) the Lessee shall furnish to the Indenture Trustee the Lessor and upon request, to the Board the Bond Sublessor or the Bond Trustee as the case may be at the time of any such payment an official search or other evidence reasonably satisfactory to such Person that there has not been filed with respect to the Land or the Improvements any mocha s or other Lien which has not been discharged of record in respect of any work labor services or materials performed furnished or supplied in connection with the work and that all of said materials have been purchased free and clear of all Liens Upon the termination of this Lease and the payment in full of the Bonds the Notes and the Certificates any monies then held by the Bond Trustee or the Indenture Trustee shall be paid over to the Lessee subject to the rights of the Bond Trustee and the Indenture Trustee under the Operative Agreements

                  (b) The insurance monies if any paid to the Lessee as provided under this Article on account of any or destruction to the Facility shall be held by it in trust and applied only for the purposes of repairing reconstructing or restoring the Facility or constructing new buildings and improvements and installing new building equipment and fixtures thereto.

                  (c) If any of the insurance monies paid by the insurance company to the Indenture Trustee or the is hereinabove provided shall remain after the completion of such repairs restoration replacement or rebuilding, and this Lease shall not have terminated, the excess shall be paid to the Lessee. If the Net Proceeds shall be insufficient to pay the entire cost of such repairs, restoration, replacement or rebuilding, the Lessee shall pay the deficiency.

                  (d) Except in connection with a Casualty constituting a Total Loss with respect to which the Lessee has delivered a Termination Notice pursuant to SECTION 3.6, in the event of any such damage by fire or any other Casualty, the provisions of this Lease shall be unaffected and the Lessee shall remain and continue liable for the payment of all Basic Rent and Supplemental Rent and all other charges required hereunder to be paid by the Lessee, as though no damage by fire or any other Casualty has occurred.

                  (e) The Lessor and the Lessee agree that they will cooperate with each other, to such extent as such other party may reasonably require, in connection with the prosecution or defense of any action or proceeding arising out of, or for the collection of any insurance monies that may be due in the event of, any loss or damage, and that they will execute and deliver to such other parties such instruments as may be required to facilitate the recovery of any insurance monies. In no event shall the Lessor or the Lessee settle or consent to the settlement of any such proceeding without the prior written consent of the other party and the Indenture Trustee.

                  (f) The Lessee agrees to give prompt notice to the Board, the Bond Sublessor, the Lessor, the Indenture Trustee and the Bond Trustee with respect to all fires and any other casualties occurring in, on, at or about the Facility.

                  (g) The Lessee shall not, by reason of its inability to use all or any part of the Facility during any period in which the Facility is damaged or destroyed or is being repaired, rebuilt, restored or replaced, nor by reason of the payment of the costs of such rebuilding repairing, restoring or replacing, be entitled to any reimbursement from the Board, the Bond Sublessor, the Lessor, the Bond Trustee, the Indenture Trustee, or the Noteholders or to any abatement or diminution of the rentals payable by the Lessee under this Lease (including the Lessee's obligation to pay Rent under SECTIONS 4.1 and 4.2) or of any other Obligations of the Lessee under this Lease except as expressly provided in this Section.

                  SECTION 8.2 CONDEMNATION.

                  (a) Subject to the provisions of the Operative Agreements, if during the Term, title to, or the temporary use of, all or any part of the Facility shall be condemned by or sold under threat of condemnation to any authority possessing the power of eminent domain, to such extent that the claim or loss resulting from such condemnation is greater than 10% of the Termination Value, the Lessee shall, within eighty (80) days after the date of entry of a final order in any eminent domain proceedings granting condemnation or the date of sale under threat of condemnation, notify the Board, the Bond Sublessor, the Lessor, the Bond Trustee and the Indenture Trustee in writing (which notice may be, in the case of Total Condemnation, a Termination Notice, in which case the provisions of SECTION 3.6 shall govern) as to the nature and extent of such condemnation or loss of title and whether it is practicable and desirable to acquire or construct substitute improvements.

                  (b) If the Lessee shall determine that such substitution is practicable and desirable, subject to the provisions of the Operative Agreements, the Lessee shall proceed promptly with and complete with reasonable dispatch the acquisition or construction of such substitute improvements, so as to place the Facility in substantially the same condition as existed prior to the exercise of the said power of eminent domain, including the acquisition or construction of other improvements suitable for the Lessee's operations at the Facility (which improvements will be deemed a part of the Facility and available for use and occupancy by the Lessee without the payment of any rent other than herein provided, to the same extent as if such other improvements were specifically described herein and demised hereby); provided that such improvements will be acquired by the Lessor subject to no Liens, security interests or encumbrances other than Permitted Liens. In such case, any Net Proceeds received from any award or awards with respect to the Facility or any part thereof made in such condemnation or eminent domain proceedings, or of the sale proceeds, shall be applied in the same manner as provided in Section 8.1 hereof (with respect to the receipt of hazard of casualty insurance proceeds).

                  (c) The Lessee shall not, by reason of its inability to use all or any part of the Facility during any such period of restoration or acquisition nor by reason of the payment of the costs of such restoration or acquisition, be entitled to any reimbursement from the Board, the Bond Sublessor, the Lessor, the Bond Trustee, the Indenture Trustee, or the Noteholders or to any abatement or diminution of the rentals payable by the Lessee under this Lease (including, without limitation, the Lessee's obligation to pay Rent under SECTIONS 4.1 and 4.2) nor of any other Obligations hereunder except as expressly provided in this Section.

                  (d) The Lessor shall cooperate fully with the Lessee in the handling and conduct of any prospective or pending condemnation proceedings with respect to the Facility or any part thereof, and shall, to the extent it may lawfully do so, permit the Lessee to litigate in any such proceeding in the name and on behalf of the Board, the Bond Sublessor, and the Lessor. In no event will the Board, the Bond Sublessor, the Lessor or the Lessee settle or consent to the settlement of any prospective or pending condemnation proceedings with respect to the Facility or any part thereof without the prior written consent of the Lessor, the Lessee, the Board, the Bond Sublessor, the Bond Trustee and the Indenture Trustee.

                  (e) Lessor hereby grants, and shall cause the Board and the Bond Sublessor to grant, to the Lessee its legal rights, as the owner of the title to, or a leasehold estate in, the Facility, to settle any condemnation proceeding or prospective condemnation proceeding involving all or any portion of the Facility.

                  SECTION 8.3 ENVIRONMENTAL MATTERS. Promptly upon the Lessee's actual knowledge of the presence of Hazardous Substances in any portion of the Facility in concentrations and conditions that could constitute an Environmental Violation, the Lessee shall notify the Lessor, the Board, the Bond Sublessor, the Bond Trustee and the Indenture Trustee in writing of such condition. The Lessee shall, not later than thirty (30) days after the Lessee has actual knowledge of such Environmental Violation, deliver to the Lessor, the Board, the Bond Sublessor, the Bond Trustee and the Indenture Trustee an Officer's Certificate with respect thereto estimating in good faith the cost of remediating the same and, at the Lessee's sole cost and expense, promptly and diligently undertake any response, clean up, remedial or other action necessary to remove, cleanup or remediate the Environmental Violation in accordance with all Legal Requirements and Insurance Requirements. The Lessee shall, upon completion of remedial action, cause to be prepared by an environmental consultant reasonably acceptable to the Lessor a report describing the Environmental Violation and the actions taken by the Lessee (or its agents) in response to such Environmental Violation, and a statement by the consultant that the

Environmental Violation has been remedied in full compliance in all material respects with applicable Environmental Laws.

                                   ARTICLE IX

                                SPECIAL COVENANTS

                  SECTION 9.1 NO WARRANTY OF CONDITION OR SUITABILITY BY THE LESSOR; EXCULPATION AND INDEMNIFICATION. LESSEE AGREES THAT IT IS RENTING THE PROPERTY "AS IS" WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY THE LESSOR (OTHER THAN, IN THE CASE OF THE LESSOR, THE ABSENCE OF LESSOR LIENS AND THE COVENANT OF QUIET ENJOYMENT) AND SUBJECT TO (A) THE EXISTING STATE OF TITLE, (B) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF,
(C) ANY STATE OF FACTS WHICH AN ACCURATE SURVEY OR PHYSICAL INSPECTION MIGHT SHOW AND (D) VIOLATIONS OF LEGAL REQUIREMENTS WHICH MAY EXIST ON THE DATE HEREOF. NONE OF THE LESSOR, THE INVESTOR, THE BOARD, THE BOND SUBLESSOR, THE BOND TRUSTEE, THE INDENTURE TRUSTEE, AND ANY NOTEHOLDER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED, INCLUDING THE CONDITION OF ANY IMPROVEMENTS THEREON, THE SOIL CONDITION, OR ANY ENVIRONMENTAL OR HAZARDOUS MATERIAL CONDITION) OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE, VALUE, HABITABILITY, USE, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF THE PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY (OR ANY PART THEREOF) (OTHER THAN THE ABSENCE OF LESSOR LIENS AND THE COVENANT OF QUIET ENJOYMENT) AND NONE OF THE LESSOR, THE INVESTOR, THE BOARD, THE BOND SUBLESSOR, THE BOND TRUSTEE, THE INDENTURE TRUSTEE, AND ANY NOTEHOLDER SHALL BE LIABLE FOR ANY LATENT, OR PATENT DEFECT THEREIN OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY LEGAL REQUIREMENT, INSURANCE REQUIREMENT OR FACILITY REQUIREMENT.

                  SECTION 9.2 SURRENDER OF POSSESSION. Upon accrual of the Lessor's right of re-entry because of the occurrence of a Lease Event of Default hereunder or upon the cancellation or termination of this Lease for any reason other than the purchase of the Facility pursuant to Article XI hereof, the Lessee shall peacefully surrender possession of the Facility to the Lessor in good condition and repair, ordinary wear and tear excepted; provided, however, the Lessee shall have, subject to the provisions of the Operative Agreements, the right within thirty (30) days (or such later date as the Lessor may agree to) after the termination of this Lease to remove from the Land any buildings, improvements, furniture, trade fixtures, machinery and equipment owned by the Lessee and not constituting part of the Facility. All repairs to and restorations of the Facility required to be made because of such removal shall be made by and at the sole cost and expense of the Lessee, and during said 30-day (or extended) period the Lessee shall bear the sole responsibility for and bear the sole risk of loss for said buildings, improvements, furniture, trade fixtures, machinery and equipment. All buildings, improvements, furniture, trade fixtures, machinery and equipment owned by the, Lessee and which are not so removed from the Facility prior to the expiration of said period shall be the separate and absolute property of the Board, subject to Permitted Liens.

                  SECTION 9.3 RIGHT OF ACCESS TO THE FACILITY. The Lessee agrees that the Lessor, the Board, the Bond -Sublessor, the Bond Trustee, and the Indenture Trustee and their duly authorized representatives shall upon reasonable notice have the right at reasonable times during business hours, subject to the Lessee's usual safety and security requirements, to enter upon the Land (a) to examine and inspect the Facility without interference or prejudice to the Lessee's operations, (b) performing such work in and about the Facility as may be made necessary by reason of a Lease Event of Default, and (c) exhibiting the Facility to prospective purchasers, sublessees, lenders or trustees.

                  SECTION 9.4 GRANTING OF EASEMENTS. If no Lease Event of Default shall have occurred and be continuing, the Lessee may at any time or times, subject to the provisions of the Operative Agreements, cause the Lessor, and the Lessor shall cause the Board and the Bond Sublessor, to (1) grant easements, licenses, rights-of-way and other rights or privileges in the nature of easements that are for the direct use of the Facility, or part thereof, by the grantee, (2) release existing easements, licenses, rights-of-way and other rights or privileges, all with or without consideration and upon such terms and conditions as the Lessee shall determine, (3) incur Permitted Liens, or (4) execute non-disturbance agreements in form and substance acceptable to the Lessor and the Indenture Trustee. The Lessor agrees that it will execute and deliver, and will cause and the Board and the Bond Sublessor to execute and deliver, any instrument necessary or appropriate to confirm and grant or release any such easement, license, right-of-way or other right or privilege or any such agreement or other arrangement, upon receipt by the Lessor, the Board, the Bond Sublessor, the Bond Trustee and the Indenture Trustee of: (i) a copy of the instrument of grant or release or of the agreement or other arrangement, (ii) a notice signed by the Lessee requesting such instrument, and (iii) a certificate executed by the Lessee stating that such grant or release is not detrimental to the proper conduct of the business of the Lessee, will not impair the effective use or interfere with the efficient and economical operation of the Facility, and will not materially adversely affect the security intended to be given by or under the Security Documents. If the instrument of grant shall provide that any such easement or right and the rights of such other parties thereunder shall be superior to the rights of the Lessor under this Lease or the Indenture Trustee under the Indenture and shall not be affected by any termination of this Lease or default on the part of the Lessee hereunder, then such easement shall not have any effect whatsoever without the written consent of the Indenture Trustee, which shall not be unreasonably withheld. If no Lease Event of Default shall have occurred and be continuing, subject to the provisions of the Operative Agreements, any payments or other consideration received by the Lessee for any such grant or with respect to or under any such agreement or other arrangement shall be and remain the property of the Lessee, but, in the event of the termination of this Lease or default by the Lessee, all rights then existing of the Lessee with respect to or under such giant shall inure to the benefit of and be exercisable by the Lessor and the Indenture Trustee.


                  SECTION 9.5 INDEMNIFICATION. The Lessee shall indemnify and save the Board, the Bond Sublessor, the Lessor, the Bond Trustee, the Indenture Trustee and the Noteholders (each, an "Indemnitee") harmless from and against all claims by or on behalf of any Person arising from the conduct or management of, or from any work or thing done in on or about the Facility during the Term and against and from all claims arising during the Term from (a) any condition of the Facility (b) any breach or default in the performance of any of the Lessee's obligations under this Lease (c) any contract entered into in connection with the acquisition purchase construction, installation and equipping of the Facility, (d) any Environmental Violation or any violation of Legal Requirements or Insurance Requirements, (e) any negligence of the Lessee or of any of its agents, contractors, servants employees or licensees and (f) any negligence of any assignee or sublessee of the Lessee or of any agents, contractors, servants, employees or licensees of any assignee or sublessee of the Lessee, except in each case to the extent arising from the willful misconduct or gross negligence of an Indemnitee and then only with respect to such Indemnitee. The Lessee shall indemnify and save each Indemnitee harmless from and against all costs and expenses (except those which have arisen from the willful misconduct or gross negligence of such Indemnitee) incurred in or in connection with any action or proceeding brought thereon, and upon notice from the Indemnitee the Lessee shall defend them or either of them in any such action or proceeding.


                  Notwithstanding anything contained in this Section to the contrary, the Lessee shall not be required to defend, indemnify and hold harmless any Indemnitee for any Claim in respect of the Non Guaranteed Residual Amount, except for Claims relating to or arising or alleged to arise out of: (A) a violation of any Environmental Law or as to any Environmental Claim (B) during the Construction Period (i) third party Claims (including by the Noteholders) against the Lessor, the Board or the Bond Sublessor caused by or resulting from the Lessee's own actions or failure to act (including any default in payment under the Guarantee) other than Claims arising directly or indirectly out of the Lessee's (in its capacity as the Construction Agent) failure to achieve the Completion of the Facility by the Outside Completion Date (ii) Claims brought by the Lessor the Board or the Bond Sublessor relating to fraud misappropriation of funds illegal acts or willful misconduct on the part of the Lessee or (iii) bankruptcy or insolvency of the Lessee or (C) at any time after the Construction Period the occurrence and continuance of (i) a default under the Guarantee (including any breach of the Guarantor's obligations to pay the entirety of all amounts under the Notes and the Indenture due upon any acceleration thereof but excluding defaults relating to breaches of Article VIII or Sections 9.3 (other than any breach of the Lessee's payment obligations with respect to the Notes and the Indenture as aforesaid) through 9.7 inclusive of the Guarantee) or (ii) a Specified Lease Event of Default.


                  SECTION 9.6 DEPRECIATION AND INVESTMENT TAX CREDIT. The Lessor agrees that any depreciation or investment tax credit with respect to the Facility or any part thereof shall be made available to the Lessee or any of its sublessees and the Lessor will fully cooperate with the Lessee or any of its sublessees in any effort to avail itself of any such depreciation or investment tax credit.

                  SECTION 9.7 LESSEE TO MAINTAIN ITS EXISTENCE. The Lessee agrees that until all amounts owing in respect of the Bonds the Senior Secured Notes, the Investor Contribution and the Operative Agreements are indefeasibly paid for in accordance with the terms of the Indenture and the other Operative Agreements it will maintain its existence and will not file a certificate of dissolution or otherwise dispose of all or substantially all of its assets provided however that subject to the provisions of the Operative Agreements the Lessee may, without violating the agreement contained in tins Section consolidate with or merge into a corporation limited liability company or other business entity organized and existing under the laws of one of the states of the United States or permit one or more other such entities to consolidate with or merge into it or may sell or otherwise transfer to another such entity all or substantially all of its assets as an entirety and thereafter file a certificate of dissolution, provided (i) the surviving resulting or transferee entity expressly assumes in writing all the obligations of the Lessee contained in this Lease and the other Operative Agreements and such writing is furnished to the Board the Bond Sublessor the Lessor the Bond Trustee and the Indenture Trustee prior to the effective date of such assumption and (ii) the Indenture Trustee and the Bond Trustee have received an opinion of counsel in form and substance reasonably satisfactory to the Indenture Trustee and the Bond Trustee as to the compliance by the Lessee with the provisions of this Section.

                  SECTION 9.8 SECURITY INTERESTS. The Lessor and the Lessee agree, at the written request of the other party or the Board, the Bond Sublessor, the Board Trustee, the Indenture Trustee or the Noteholders, to enter into all instruments (including financing statements and statements of continuation) necessary for perfection of and continuance of the perfection of the Liens and security interests of the Board, the Bond Sublessor, the Lessor, the Bond Trustee, and the Indenture Trustee in the Facility. The Lessor and the Lessee shall cooperate with the Board, the Bond Sublessor, the Bond Trustee, and the Indenture Trustee in mailing all filings in furtherance thereof, by executing such continuation statements and providing such information as the Indenture Trustee may require to renew or continue such Liens and security interests. The Lessor shall maintain, and upon any change thereto provide the Indenture Trustee and the Bond Trustee with a copy of, a file showing a description of all Equipment, said file to be compiled from the certificates furnished to the Lessor pursuant to SECTION 7.2 hereof.

                  SECTION 9.9 NO TERMINATION OR ABATEMENT. The Lessee shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting the Lessor, or any action with respect to the Facility or this Lease which may be taken by any trustee, receiver or liquidator of the Lessor or by any court with respect to the Lessor, and the Lessee hereby waives all right (i) to terminate or surrender this Lease, except as otherwise expressly provided herein, or (ii) to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense with respect to any Rent. The Lessee shall remain obligated under this Lease in accordance with its terms and the Lessee hereby waives any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Lease. Notwithstanding any such statute or otherwise, the Lessee shall be bound by all of the terms and conditions contained in this Lease.

                  SECTION 9.10 PERFORMANCE OF OBLIGATIONS OF THE BOARD, THE BOND SUBLESSOR AND THE LESSOR. The Lessee agrees that it shall perform all of the obligations of the Bond Sublessor under the Bond Lease of the Lessor under the Bond Sublease and the Board, the Bond Sublessor and the Lessor under the Security Documents, except the obligations of the Board, the Bond Sublessor and the Lessor to execute and deliver documents and instruments required to be executed and delivered by them under the provisions thereof.

                                   ARTICLE X

                         OPTION TO PURCHASE THE FACILITY

                  SECTION 10.1 PURCHASE OPTION. The Lessee shall have the option on any Payment Date (exercisable by giving the Lessor irrevocable written notice (the "PURCHASE NOTICE") of the Lessee's election to exercise such option not less than one hundred and eighty (180) days prior to such Payment Date) to purchase (i) the Lessor's interest in the Facility at any time, or (ii) the Facility at any time after the seventh anniversary of the Closing Date; provided that the conditions to the exercise of the Bond Sublessor's Purchase Option set forth in SECTION 11.1 of the Bond Lease have been satisfied, in each case at a price equal to the Termination Value. If the Lessee has exercised its option pursuant to this Section (the "PURCHASE OPTION"), the Lessor shall transfer, and, in the case of clause (ii) above, cause the Board and the Bond Sublessor to transfer to the Lessee or the Lessee's designee all of the Lessor's, and their, right, title and interest in and to the Facility in accordance with SECTION 3.6 as of the date specified in the Purchase Notice upon receipt of all Rent (including the Termination Value) and other amounts then due and payable under this Lease and other Operative Agreements. Upon receipt of such Purchase Notice, the Lessor will give, and cause the Bond Sublessor to give, similar notices exercising the comparable purchase options under the Bond Lease and the Bond Sublease.

                  SECTION 10.2 MATURITY DATE PURCHASE OPTION. Not less than twelve (12) months prior to the Maturity Date, the Lessee may give the Lessor and Indenture Trustee irrevocable written notice (the "MATURITY DATE ELECTION NOTICE") of the exercise of the Maturity Date Purchase Option or its election to remarket the Facility pursuant to SECTION 10.3. The Lessee does not give a Maturity Date Election Notice on or before the date twelve months prior to the Maturity Date, then the Lessee shall be obligated to purchase the Facility pursuant to this SECTION 10.2 (unless the Lessee has exercised the Purchase Option in accordance with Section 10.1). If the Lessee has exercised the Maturity Date Purchase Option, then on the Maturity Date the Lessee shall pay to the Lessor the Termination Value and, upon receipt of such amount plus all other amounts then due and payable under this Lease and any other Operative Agreement, the Lessor shall transfer, and cause the Board and the Bond Sublessor to transfer, to the Lessee or the Lessee's designee all of their right, title and interest in and to the Facility in accordance with SECTION 3.6. Upon receipt of such Maturity Date Election Notice, the Lessor will give, and cause the Bond Sublessor to give, similar notices exercising the comparable purchase options under the Bond Lease and the Bond Sublease. Notwithstanding anything herein to the contrary, the Lessee shall be deemed to have elected the Maturity Date Purchase Option if a Lease Event of Default has occurred and is continuing during the Marketing Period, unless the Indenture Trustee and the Lessor have consented to the Lessee's remarketing of the Facility under such circumstances, which consent may be withheld by either of them in their sole and absolute discretion.

                  SECTION 10.3 SALE PROCEDURE.

                  (a) During the Marketing Period, the Lessee, as nonexclusive broker for the Lessor, shall use best efforts to obtain bids for the cash purchase of the Facility for the highest price available in a commercially reasonable sale in the relevant market, shall notify the Lessor promptly of the name and address of each prospective purchaser and the cash price which each prospective purchaser shall have offered to pay for the Facility and shall provide the Lessor with such additional information about the bids and the bid solicitation procedure as the Lessor may request from time to time. The Lessor may reject any and all bids and may also obtain bids for the purchase of the Facility; provided, however, that notwithstanding the foregoing, the Lessor shall accept the highest bid providing for the sale of the Facility if such bid is greater than or equal to the sum of the Non-Guaranteed Residual Amount and all costs and expenses referred to in SECTION 10.4(i) and is a bona fide offer by a third party purchaser who is not an Affiliate of the Lessee. If, ten Business Days prior to the Maturity Date, no prospective purchaser shall have offered to pay for the Facility in an amount equal to or greater than the sum of the Non-Guaranteed Residual Amount and all costs and expenses referred to in
SECTION 10.4(i), the Lessor may elect to retain the Facility by giving the Lessee at least two (2) Business Days' prior written notice of the Lessor's election to retain the Facility, and upon receipt of such notice, the

Lessee shall surrender the Facility to the Lessor on the Maturity Date and pay the Lessor the amounts provided for in SECTION 10.3(b). Unless the Lessor shall have elected to retain the Facility pursuant to the preceding sentence, the Lessor, or the Lessee on its behalf, shall sell the Facility free of any Lessor Liens, without recourse or warranty, for cash to the purchaser or purchasers identified by the Lessee or the Lessor, as the case may be, and the Lessee shall surrender the Facility so sold to the purchaser in the condition specified in
SECTION 3.7. Failure to sell the Facility shall not constitute a Lease Event of Default so long as the Lessee has complied with its obligations set forth in this SECTION 10.3.

                  (b) If the Facility has not been sold on or prior to the Maturity Date for any reason whatsoever, then on the Maturity Date, (i) the Lessee shall pay to the Lessor the Maximum Residual Guarantee Amount and all Supplemental Rent and other amounts then owing hereunder or under the other Operative Agreements and (ii) this Lease and all of the Lessee's right, title and interest in the Facility shall terminate, and the Lessee shall surrender the Facility in the condition specified in SECTION 3.7. Thereafter, the Lessee will use commercially reasonable efforts to assist the Lessor in remarketing the Facility and transfer its interest therein to the Lessor.

                  SECTION 10.4 APPLICATION OF PROCEEDS FROM SALE. The Lessor shall apply the proceeds of sale of the Facility in the following order of priority:

                  (i) FIRST, to pay or to reimburse the Lessor and the Lessee for the payment of all reasonable costs and expenses incurred by the Lessor in connection with the sale; and

                  (ii) SECOND, the balance shall be paid to the Indenture Trustee to be applied pursuant to the provisions of the Indenture.

                  SECTION 10.5 INDEMNITY FOR EXCESSIVE WEAR. If the proceeds of the sale described in SECTION 10.3(a), less all expenses incurred by the Lessor and the Lessee in connection with such sale, shall be less than the Non-Guaranteed Residual Amount (such difference, the "Net Sale Proceeds Shortfall") and if it shall have been determined (pursuant to the Appraisal Procedure) that the Fair Market Sales Value of the Facility shall have been impaired by greater than expected wear and tear during the Term, the Lessee shall pay to the Lessor within ten (10) days after receipt of the Lessor's written statement (i) the amount of such excess wear and tear determined by the Appraisal Procedure set forth in SECTION 10.6 or (ii) the amount of the Net Sale Proceeds Shortfall, whichever amount is less.

                  SECTION 10.6 APPRAISAL PROCEDURE. For determining the Fair Market Sales Value of the Facility or any other amount which may, pursuant to any provision of any Operative Agreement, be determined by an appraisal procedure, the Lessor and the Lessee shall use the following procedure (the "Appraisal Procedure"). The Lessor and the Lessee shall endeavor to reach an agreement as to such amount for a period often (10) days from commencement of the Appraisal Procedure, and if they cannot agree within ten (10) days, then two qualified appraisers, one chosen by the Lessee and one chosen by the Lessor, shall agree thereupon, but if either party shall fail to choose an appraiser within twenty (20) days after notice from the other party of the selection of its appraiser, then the appraisal by such appointed appraiser shall be binding on the Lessee and the Lessor. If the two appraisers cannot agree within twenty
(20) days after both shall have been appointed, then a third appraiser shall be selected by the two appraisers or, failing agreement as to such third appraiser within thirty (30) days after both shall have been appointed, by the American Arbitration Association. The decisions of the three appraisers shall be given within twenty (20) days of the appointment of the third appraiser and the decision of the appraiser most different from the average of the other two shall be discarded and such average shall be binding on the Lessor and the Lessee; provided that if the highest appraisal and the lowest appraisal are equidistant from the third appraisal, the third appraisal shall be binding on the Lessor and the Lessee. The reasonable fees and expenses of all of the appraisers shall be paid by the Lessee.


                  SECTION 10.7 CERTAIN OBLIGATIONS CONTINUE. During the Marketing Period, the obligation of the Lessee to pay Rent with respect to the Facility (including the installment of Basic Rent and all Supplemental Rent due on the Maturity Date) shall continue undiminished until payment in full, without duplication, to the Lessor of the sale proceeds, the Maximum Residual Guarantee Amount, if any, the amount due under SECTION 10.5, (ii) any, and all other amounts due to the Lessor with respect to the Facility. The Lessor shall have the right, but shall be under no duty, to solicit bids, to inquire into the efforts of the Lessee to obtain bids or otherwise to take action in connection with any such sale, other than as expressly provided in this Article.


                                   ARTICLE XI

                              DEFAULTS AND REMEDIES

                  SECTION 11.1 EVENTS OF DEFAULT. If any one or more of the following events shall occur (each a "Lease Event of Default"):

                  (a) Default in the due and punctual payment of (i) Basic Rent or Supplemental Rent (except to the extent such Supplemental Rent represents the payment of the Maximum Residual Guarantee Amount or the Termination Value) when the same has become due and payable and such default shall have continued for three days or (ii) the Maximum Residual Guarantee Amount or the Termination Value when the same has become due and payable; or

                  (b) Default in the due observance or performance of (x)
         Article VI or (y) any covenant, agreement, obligation or provision of this Lease or any other Operative Agreements on the Lessee's part to be observed or performed (except as specified elsewhere in this SECTION 11.1), and such default shall continue for thirty (30) days after the Lessee has been given a notice specifying such default; provided that such 30-day period shall be extended (up to a maximum period of 180 days) as to defaults which cannot be cured with the payment of money but are curable, though not reasonably capable of cure within such 30-day period, so long as the Lessee has commenced to cure such default prior to the end of such 30-day period and prosecutes such cure to completion and such extension, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; or

                  (c) Any Agency Agreement Event of Default, any default under the Guarantee, any event of default under the Escrow Agreement or any Indenture Event of Default; or

                  (d) The Lessee shall: (1) admit in writing its inability to pay its debts as they become due; or (2) file a petition in bankruptcy or for reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the federal bankruptcy laws of the United States of America or any other similar present or future federal or state statute or regulation, or file a pleading asking for such relief; or (3) make an assignment for the benefit of creditors; or
         (4) consent to the appointment of a trustee, receiver or liquidator for all or a major portion of its property or fail to have the appointment of any trustee, receiver or liquidator vacated or set aside; or (5) be finally adjudicated as bankrupt or insolvent under any federal or state law; or (6) be subject to any proceeding, or suffer the entry of a final and non-appealable court order, under any federal or state law appointing a trustee, receiver or liquidator for all or a major part of its property or ordering the winding-up or liquidation of its affairs, or approving a petition filed against it under the federal bankruptcy laws of the United States of America, which order or proceeding shall not be dismissed, vacated, denied, set aside or stayed within sixty
         (60) days after the day of entry or commencement; or

                  (e) The Lessee shall vacate or abandon the Facility, or shall have been ejected from the Facility or any material portion thereof by reason of a defect in title to the Facility or violation of any Legal Requirement; or

                  (f) Default under any Indebtedness of the Lessee (after the expiration of any applicable grace period) in making any payment in respect thereof or any default or other event shall occur or condition shall exist in respect of any Indebtedness, the effect of which is to cause, or permit any holder of such Indebtedness to cause, such Indebtedness to become due before its stated maturity or before its regularly scheduled dates of payment; or

                  (g) A judgment, decree, writ, warrant of attachment or similar process in an amount equal to or exceeding, individually or in the aggregate, $500,000 shall be entered against the Lessee or the Facility that is not satisfied, vacated, discharged, appealed from (with execution or similar process continuously stayed) within thirty (30) days of such entry; or

                  (h) Any representation or warranty of the Lessee set forth in any Operative Agreement or in any certificate delivered pursuant thereto shall be incorrect in any material respect when made;

then, in any such event, the Lessor may, in addition to the other rights and remedies provided for in this Lease, terminate this Lease by giving the Lessee five (5) days notice of such termination, whereupon this Lease shall terminate. The Lessee shall pay as Supplemental Rent all costs and expenses incurred by or on behalf of the Lessor and the Indenture Trustee, including fees and expenses of counsel, as a result of any Lease Event of Default hereunder.

                  SECTION 11.2 FINAL LIQUIDATED DAMAGES. If a Lease Event of Default shall have occurred and be continuing, the Lessor shall have the right to recover, by demand upon the Lessee, and the Lessee shall pay to the Lessor, without duplication, as final liquidated damages (but without limiting its obligations hereunder or under the other Operative Agreements to indemnify the Lessor, the Indenture Trustee and each other Indemnified Person), and in lieu of all damages beyond the date of such demand, the sum of (a) the Termination Value, plus (b) all Supplemental Rent and other amounts accruing under this Lease. Upon payment of such sum, the Lessee shall be entitled to receive, at the Lessee's request and cost, the conveyance and assignment of the Board's, the Bond Sublessor's, and the Lessor's right, title and interest in the Facility, in each case in recordable form and otherwise in conformity with local custom and free and clear of the Lien of the Security Documents and any Lessor Liens. The Facility shall be conveyed to the Lessee (or the Lessee's designee) "AS IS" in all respects. If any statute or rule of law shall limit the amount of such final liquidated damages to less than the amount agreed upon, the Lessor shall be entitled to the maximum amount allowable under such statute or rule of law, but the Lessee shall not be entitled to receive the conveyance and assignment of the Facility unless the Lessee shall have paid in full the sum specified in the first sentence of this Section.

                  SECTION 11.3 LEASE REMEDIES. If the Lessor is unable to enforce the remedies set forth in Section 11.2 against the Lessee and the Facility, the following remedies shall be available to the Lessor with respect to the Lessee and the Facility:


                  (a) Surrender of Possession. If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to SECTION 11.1, the Lessee shall, upon thirty (30) days written notice, surrender to the Lessor possession of the Facility and the Lessee shall quit the same. The Lessor may enter upon and repossess the Facility by the means as are available at law or in equity, and may remove the Lessee and all other Persons and remove or retain any and all personal property and the Lessee's equipment and personality and severable Modifications from the Facility. The Lessor shall have no liability by reason of any such entry, repossession, removal or retention performed in accordance with applicable law.


                  (b) Reletting. If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to SECTION 11.1, the Lessor may, but shall be under no obligation to, relet all, or any portion, of the Facility; for the account of the Lessee or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions or free rent) and for such purposes as the Lessor may determine, and the Lessor may collect, receive and retain the rents resulting from such reletting. The Lessor shall not be liable to the Lessee for any failure to relet the Facility or for any failure to collect any rent due upon such reletting.

                  (c) Damages. None of (a) the termination of this Lease pursuant to SECTION 11.1; (b) the repossession of the Facility; or (c) except to the extent required by applicable law, the failure of the Lessor to relet all, or any portion, of the Facility, the reletting of all or any portion thereof, or the failure of the Lessor to collect or receive any rentals due upon any such reletting shall relieve the Lessee of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. If any Lease Event of Default shall have occurred and be continuing and notwithstanding any termination of this Lease pursuant to SECTION 11.1, the Lessee shall forthwith pay to the Lessor all Basic Rent, Supplemental Rent (including the Termination Value) and other sums due and payable hereunder to and including the date of such termination. Thereafter, on the days on which the Basic Rent or Supplemental Rent, as applicable, are payable under this Lease or would have been payable under this Lease if the same had not been terminated pursuant to SECTION 11.1 and until the end of the Term or what would have been the Term in the absence of such termination the Lessee shall pay the Lessor as current liquidated damages (it being agreed that it would be impossible accurately to determine actual damages) an amount equal to the Basic Rent and Supplemental Rent that are payable under this Lease or would have been payable by the Lessee hereunder if this Lease had not been terminated pursuant to
SECTION 11.1, less the net proceeds, if any, which are actually received by the Lessor with respect to the period in question of any reletting of the Facility or any portion thereof; provided that the Lessee's obligation to make payments of Basic Rent and Supplemental Rent under this SECTION 11.3 shall continue only so long as the Lessor shall not have received the amounts specified in SECTION 11.2 or SECTION 11.3(d). In calculating the amount of such net proceeds from reletting, there shall be deducted all of the Lessor's, the Indenture Trustee's and any Noteholder's expenses in connection therewith, including repossession costs, brokerage commissions, fees and expenses for counsel and any necessary repair or alteration costs and expenses incurred in preparation for such reletting. To the extent the Lessor receives any damages pursuant to this SECTION 11.3, such amounts shall be regarded as amounts paid on account of Rent.


                  (d) Acceleration of Rent. If a Lease Event of Default shall have occurred and be continuing, and this Lease shall not have been terminated pursuant to SECTION 11.1, and whether or not the Lessor shall have collected any current liquidated damages pursuant to SECTION 11.3(c), the Lessor may upon written notice to the Lessee (to the extent permitted by applicable law) accelerate all payments of Basic Rent due hereunder and, upon such acceleration, the Lessee shall immediately pay the Lessor, as final liquidated damages and in lieu of all current liquidated damages on account of such Lease Event of Default beyond the date of such acceleration (it being agreed that it would be impossible accurately to determine actual damages) an amount equal to the sum of(a) all Basic Rent (assuming interest at a rate per annum equal to the Overdue
Rate), as applicable, due from the date of such acceleration until the end of the Term, (b) the Maximum Residual Guarantee Amount that would be payable under
SECTION 10.3(b) assuming the proceeds of the sale pursuant to such SECTION 10.3(a) are equal to zero, which sum is then discounted to present value at a rate equal to the rate then being paid on United States treasury securities with maturities corresponding to the then remaining Term plus 0.50%. Following payment of such amount by the Lessee, so long as this Lease shall not have been terminated pursuant to SECTION 11.1, the Lessee will be permitted to stay in possession of the Facility for the remainder of the Term, subject to the terms and conditions of this Lease, including the obligation to pay Supplemental Rent. if any statute or rule of law shall limit the amount of such final liquidated damages to less than the total amount of Rent for which this Lease expressly provides, the Lessor shall be entitled to the maximum amount allowable under such statute or rule of law, but the Lessee shall not be relieved of its obligations hereunder unless the Lessee shall have paid in full the Termination Value plus all Supplemental Rent and other amounts of Rent for which this Lease expressly provides.



                  SECTION 11.4 WAIVER OF CERTAIN RIGHTS. If this Lease shall be terminated pursuant to Section 11.1, the Lessee waives, to the fullest extent permitted by law, (a) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (b) any right of redemption, re-entry or repossession; (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt; and (d) any other rights which might otherwise limit or modify any of the Lessor's nights or remedies under this Article XI.



                  SECTION 11.5 ASSIGNMENT OF RIGHTS. Under Contracts if a Lease Event of Default shall have occurred and be continuing and whether or not this Lease shall have been terminated pursuant to SECTION 11.1 the Lessee shall upon the Lessor's demand immediately assign, transfer and set over to the Lessor all of the Lessee's right, title and interest in and to each agreement executed by the Lessee in connection with the construction, renovation, development, use or operation of the Facility (including all right, title and interest of the Lessee with respect to all warranty, performance, service and indemnity provisions).


                  SECTION 11.6 SURVIVAL OF OBLIGATIONS. The Lessee covenants and agrees with the Lessor, the Bond Trustee, the Indenture Trustee and Noteholders that its obligations under this Lease shall survive the cancellation and termination of this Lease, for any cause, and that the

Lessee shall continue to pay the Basic Rent and Supplemental Rent and perform all other obligations provided for in this Lease, all at the time or times provided in this Lease; provided, however, that upon the payment of all Basic Rent and Supplemental Rent required under Article IV hereof, and upon the satisfaction and discharge of the Bond Indenture and the Indenture, the Lessee's obligation under this Lease shall thereupon cease and terminate in full.

                  SECTION 11.7 PERFORMANCE OF THE LESSEE'S OBLIGATIONS BY THE LESSOR, THE BOND TRUSTEE OR THE INDENTURE TRUSTEE. If the Lessee shall fail to keep or perform any of its obligations as provided in this Lease, then the Lessor, the Bond Trustee or the Indenture Trustee may (but shall not be obligated to), and without waiving or releasing the Lessee from any obligation hereunder, as an additional but not exclusive remedy, perform such obligation, and all amounts paid by the Lessor, the Bond Trustee or the Indenture Trustee and all necessary incidental reasonable costs and expenses incurred by the Lessor, the Bond Trustee or the Indenture Trustee in performing such obligations shall be deemed Supplemental Rent and shall be paid to the Lessor, the Bond Trustee or the Indenture Trustee on demand, and if not so paid by the Lessee, the Lessor, the Bond Trustee or the Indenture Trustee shall have the same rights and remedies provided for in this Article XI for a default in the payment of Basic Rent.

                  SECTION 11.8 RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies provided herein and those available at law, equity or otherwise, including any mortgage foreclosure remedies provided under the laws of the State of Missouri, shall be construed as cumulative and continuing rights and remedies, in addition to (and not in limitation of) one another. None of them shall be exhausted by the exercise of any of them on one or more occasions. The Lessor, the Bond Trustee and the Indenture Trustee shall each be entitled to specific performance and injunctive or other equitable relief for any breach or threatened breach of any of the provisions of this Lease, notwithstanding availability of an adequate remedy at law, and the Lessee hereby waives the right to raise such defense in any proceeding in equity.

                  SECTION 11.9 WAIVER OF BREACH. No waiver of any breach of any covenant or agreement herein contained shall operate as a waiver of any subsequent breach of the same covenant or agreement or as a waiver of any breach of any other covenant or agreement, and in case of a breach by the Lessee of any covenant, agreement or undertaking, the Lessor, the Bond Trustee or the Indenture Trustee may nevertheless accept from the Lessee any payment or payments hereunder without in any way waiving the Lessor's, the Bond Trustee's or the Indenture Trustee's right to exercise any of its rights and remedies provided for herein with respect to any such default or defaults of the Lessee which were inexistence at the time such payment or payments were accepted by the Lessor, the Bond Trustee or the Indenture Trustee. Notwithstanding anything else contained herein, so long as any Bond or any Note is outstanding, any action by the Bond Trustee or the Indenture Trustee automatically binds the Lessor with respect to such action.

                  SECTION 11.10 INDENTURE TRUSTEE'S EXERCISE OF THE LESSOR'S REMEDIES. Whenever any Lease Event of Default shall have occurred and be continuing, the Indenture Trustee may, but shall not be obliged to, exercise any or all of the rights of the Lessor under this Article. In addition, the Indenture Trustee shall have available to it all of the remedies prescribed by the Indenture.

                                   ARTICLE XII

                             ASSIGNMENT AND SUBLEASE

            SECTION 12.1      ASSIGNMENT; SUBLEASE.

            (a) Subject to the provisions of the Operative Agreements and so long as no Lease Event of Default has occurred and is continuing, the Lessee shall have the right to assign, transfer, encumber or dispose of this Lease, but only with the written consent of all of the Board, the Bond Sublessor, the Lessor, the Investor, the Bond Trustee and the Indenture Trustee (it being understood that such consent may be given or withheld by any of such parties in its absolute discretion); and any assignment of this Lease by the Lessee without such consents shall be void. With respect to any assignment, the Lessee shall comply with the following conditions:

            (1) Such assignment shall be in writing, duly executed and acknowledged by the assignor and in proper form for recording;

            (2) Such assignment shall include the entire then unexpired term of this Lease;

            (3) A duplicate original of such assignment shall be delivered to the Board, the Bond Sublessor, the Lessor, the Investor, the Bond Trustee and the Indenture Trustee within ten (10) days after the execution thereof, together with an assumption agreement, duly executed and acknowledged by the assignee in proper form for recording, by which the assignee shall assume all of the terms, covenants and conditions of this Lease on the part of the Lessee to be thereafter performed and observed;

            (4) At the time of any such assignment there shall be no damage or destruction to the Facility which has not been repaired, restored and replaced in accordance with the provisions of this Lease, unless sufficient funds then held by the Lessee for the purposes of such repair, restoration and replacement are simultaneously transferred to the assignee; and

            (5) all Rent and all other amounts accruing under this Lease and the other Operative Agreements up to and including the effective date of the assignment shall have been paid in full.

            Upon the satisfaction of the conditions set forth herein, the assignor shall be relieved of all further liability occurring on and after the effective date of such assignment.

            (b) Subject to the provisions of the Operative Agreements, the Lessee shall have the right to sublet all or any portion of the Facility. No sublease of the Facility, or any portion thereof, shall release or discharge the Lessee from its primary liability for the payment of the Basic Rent and Supplemental Rent hereunder and the performance of all of the covenants and agreements herein contained, and its duties and obligations under this Lease shall continue as if no such sublease had been made. The Lessee shall, within ten (10) days after the delivery thereof, furnish or cause to be furnished to the Board, the Bond Sublessor, the Lessor, the Bond Trustee and the Indenture Trustee a true and correct copy of each such sublease. Any sublease may provide, at the Lessor's option, that the Lessor's consent shall not be required in respect of any further subletting thereunder if such further subletting is for a similar purpose as the original sublease and is for a purpose permissible under this Lease.

            SECTION 12.2 ASSIGNMENT BY THE LESSOR. The Lessor shall assign and pledge its interest in this Lease to the Bond Trustee pursuant to the Assignment of Lease, as security for payment of the principal of, premium, if any, and interest on, the Bonds and the Notes and the Lessee shall consent to such pledge and assignment pursuant to the Consent to Assignment.

            SECTION 12.3 ASSIGNMENT OF LEASE. In order to secure the payment and performance of the obligations of the Lessee under this Lease, the Lessee hereby pledges and assigns to the Lessor all right, title and interest of the Lessee in, to and under this Lease pursuant to the Lessee Leasehold Deed of Trust.

                                  ARTICLE XIII

                      AMENDMENTS, CHANGES AND MODIFICATIONS

            SECTION 13.1 AMENDMENTS, CHANGES AND MODIFICATIONS. This Lease may not be amended, changed, modified, altered or terminated without the prior written consent of the Indenture Trustee and the Bond Trustee, given in accordance with the provisions of the Indenture and the Bond Indenture (which consent may be withheld in the Indenture Trustee's and the Bond Trustee's absolute discretion), and any agreement or writing purporting to do so will be void ab initio.

                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

            SECTION 14.1 NOTICES. All notices, certificates or other communications required or desired to be given hereunder shall be in writing and shall be deemed duly given when mailed by registered or certified mail, postage prepaid, or sent by reputable overnight delivery, addressed as follows:

        (a)  To the Board         Missouri Development Finance Board
                                  Harry S. Truman Building, Room 680
                                  301 West High Street
                                  Jefferson City, Missouri 65108
                                  ATTN: Executive Director

        (b) To the Bond Trustee:  State Street Bank and Trust Company of
                                  Missouri, N.A.
                                  One Metropolitan Square, Suite 3900
                                  211 North Broadway
                                  St. Louis, Missouri 63102
                                  ATTN: Corporate Trust Department


        (c) To the Bond           O'Fallon Public Facilities Authority
            Sublessor:            100 N. Main Street
                                  O'Fallon, Missouri 63366
                                  ATTN: President

        (d) To the Lessor:        MCI O'Fallon 1999 Trust
                                  c/o Wilmington Trust Company
                                  1100 North Market Street
                                  Rodney Square North, Wilmington, Delaware
                                  19890-0001


        (e) To the Lessee:        MasterCard International Incorporated
                                  2000 Purchase Street
                                  Purchase, NY 10577-2509
                                  ATTN:  General Counsel

        With a copy to:           MasterCard International Incorporated
                                  2000 Purchase Street
                                  Purchase, NY 10577-2509
                                  ATTN:  General Counsel


        (f) To the Indenture      State Street Bank and Trust Company of
            Trustee:              Missouri, N.A.
                                  One Metropolitan Square, 39th Floor
                                  211 North Broadway
                                  St. Louis, Missouri  63102
                                  ATTN:  Corporate Trust Division


            All notices shall be deemed given as of the date of receipt. A duplicate copy of each notice, certificate or other communication given hereunder by a party to another party shall also be given to the Indenture Trustee. The Board, the Bond Sublessor, the Bond Trustee, the Indenture Trustee, the Lessor, and the Lessee may from time to time designate, by notice given hereunder to the others of such parties, such other address to which subsequent notices, certificates or other communications shall be sent.

            SECTION 14.2 NET LEASE. The parties hereto agree (a) that this Lease shall be deemed and construed to be a net lease, (b) that the payments of Basic Rent and Supplemental Rent are designed to provide the Lessor funds adequate in amount to pay all principal of, premium, if any, and interest accruing on the Bonds and the Notes and the Investor Yield and the return of the Investor Contribution (and any Investor Premium), as the same become due and payable, (c) that to the extent that the specified payments of Rent are not sufficient to provide the Lessor with funds sufficient for the purposes aforesaid, the Lessee shall be obligated to pay, and it does hereby covenant and agree to pay, upon demand therefor, as Supplemental Rent, such further sums of money, in cash, as may from time to time be required for such purposes, and (d) that if after the principal of, premium, if any, and interest on the Notes and the Investor Yield and the return of the Investor Contribution, and all costs incident to the payment thereof, have been paid in full the Lessor holds unexpended funds received in accordance with the terms hereof, such unexpended funds shall, after payment therefrom of all sums then due and owing by the Lessee under the terms of this Lease, and except as otherwise provided in this Lease, the Bond Documents and the Indenture, become the absolute property of and be paid over forthwith to the Lessee.

            SECTION 14.3 RISK OF LOSS. The risk of loss of or decrease in the enjoyment and beneficial use of the Facility as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise is assumed by the Lessee, and the Lessor shall in no event be answerable or accountable therefor.

            SECTION 14.4 GOVERNING LAW. TO THE EXTENT THIS LEASE IS REQUIRED UNDER APPLICABLE LAW TO BE TREATED AS A LEASE RATHER THAN AS A FINANCING ARRANGEMENT, THIS LEASE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF MISSOURI AND, TO THE EXTENT THIS LEASE MAY BE TREATED AS A FINANCING ARRANGEMENT, IT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK EXCLUDING ALL CHOICE OF LAW AND CONFLICT OF LAWS RULES THAT WOULD APPLY THE LAW OF ANY OTHER STATE.

            SECTION 14.5 BINDING EFFECT. This Lease shall be binding upon and shall inure to the benefit of the Lessor and the Lessee and their respective successors and permitted assigns.

            SECTION 14.6 SEVERABILITY. If for any reason any provision of this Lease shall be determined to be invalid or unenforceable, the validity and enforceability of the other provisions hereof shall not be affected thereby.

            SECTION 14.7 EXECUTION IN COUNTERPARTS. This Lease may be executed simultaneously in several counterparts, each of which shall be deemed to be an original and all of which shall constitute but one and the same instrument.

            SECTION 14.8 ESTOPPEL CERTIFICATES. At any time and from time to time upon not less than twenty (20) days' prior request by the Lessor or the Lessee (the "REQUESTING PARTY"), the other party (whichever party shall have received such request, the "CERTIFYING PARTY") shall furnish to the Requesting Party a certificate signed by an individual having the office of vice president or higher in the Certifying Party certifying that this Lease is in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications); the dates to which the Basic Rent and Supplemental Rent have been paid; and, to the knowledge of the signer of such certificate, whether or not the Requesting Party is in default under any of its obligations hereunder (and, if so, the nature of such alleged default). Any such certificate furnished pursuant to this SECTION 14.8 may be relied upon by the Requesting Party (provided that such reliance shall not relieve such Requesting Party from its obligations hereunder or under any other Operative Agreements), and any existing or prospective mortgagee, purchaser or lender, and any accountant or auditor, of, from or to the Requesting Party (or any Affiliate thereof).

            SECTION 14.9 MEMORANDUM OF LEASE. This Lease shall not be recorded, but the Lessor and the Lessee shall, upon the Closing Date, execute and deliver a short-form memorandum of this Lease (a "MEMORANDUM OF LEASE") in form suitable for recording under the laws of Missouri, which memorandum shall be recorded at the Lessee's sole cost and expense.

            SECTION 14.10 NO MERGER. There shall be no merger of this Lease, or the leasehold estate created by this Lease, with any other estate or interest in the Facility, or any part thereof, by reason of the fact that the same person may acquire, own or hold, directly or indirectly, (i) this Lease or the leasehold estate created by this Lease, or any interest in this Lease or in any such leasehold estate, and (ii) any such other estate or interest in the Facility or any part thereof; and no such merger shall occur unless and until all persons having an interest (including a security interest) in (a) this Lease or the leasehold estate created by this Lease and (b) any such other estate or interest in the Facility or any part thereof, shall join in a written instrument effecting such merger and shall duly record the same.

            [The remainder of this page intentionally left blank.]

                                    EXHIBIT A

                                    52 acres

            A tract of land being part of Fractional Section 13 and part of Lot 23 of the "Walnut Grove Tract" in U.S. Survey 1669, Township 46 North, Range 2 East, St. Charles County, Missouri and being more particularly described as follows:


            Beginning at the intersection of the Southwestern line of said U.S. Survey 1669 with the Northern line of U.S. Survey 1641, said point being the Southwestern corner of said Lot 23 of the "Walnut Grove Tract," said point also being the Southeast corner of property conveyed to McEagle-O'Fallon, L.C. by deed recorded in Book 1989, page 316 of the St. Charles County Records; thence along the common line between said U.S. Survey 1641 and said Fractional 13, South 82 degrees 34 minutes 07 seconds West, 1,014.38 feet to a point, said point being the Southwest corner of said McEagel-O-Fallon; thence along the Southwestern line of McEagle-O'Fallon, North 18 degrees 40 minutes 53 seconds West, 762.00 feet to a Iron Pipe; thence South 89 degrees 20 minutes 07 seconds West, 236.96 feet to an Iron Pipe; thence South 49 degrees 01 minutes 37 seconds West, 278.60 feet to an Iron Pipe on the existing Northeastern right-of-way line of Highway 40-61, said point being 88.50 feet perpendicular Northeasterly from existing centerline station 322+47.5; thence leaving said Northeastern right-of-way line, North 34 degrees 48 minutes 36 seconds West, 156.56 feet to a point, said point being 92.21 feet perpendicular Northeasterly from existing centerline station 320-91.0; thence North 20 degrees 14 minutes 05 seconds West,
216.00 feet to a point, said point being 151.51 feet perpendicular Northeasterly from existing centerline station 318+83.3; thence North 14 degrees 45 minutes 35 seconds West, 149.18 feet to a point, said point being 205.97 feet perpendicular Northeasterly from existing centerline station 317+44.4; thence North 5 degrees 11 minutes 43 seconds West, 148.14 feet to a point, said point, said point, said point being 205.97 feet perpendicular Northeasterly from existing centerline station 317+44.4; thence North 5 degrees 11 minutes 43 seconds West, 148.14 feet to a point, said point being 282.20 feet perpendicular Northeasterly from existing centerline station 316+17.4; thence North 4 degrees 26 minutes 08 seconds East, 148.75 feet to a point, said point being 379.02 feet perpendicular Northeasterly from existing centerline station 315+04.5; thence North 14 degrees 05 minutes 19 seconds East, 148.55 feet to a point, said point being 493.24 feet perpendicular Northeasterly from existing centerline station 314+09.5; thence North 18 degrees 56 minutes 07 seconds East, 103.32 feet to a point, said point being 578.00 feet perpendicular Northeasterly from existing centerline station 313+50.4; thence South 69 degrees 32 minutes 53 seconds East, 60.30 feet; thence South 18 degrees 32 minutes 53 seconds East, 30.75 feet; thence North 71 degrees 27 minutes 07 seconds East, 264.44 feet; thence North 89 degrees 56 minutes 28 seconds East, 112.33 feet; thence South 62 degrees 54 minutes 33 seconds East,
197.46 feet; thence South 49 degrees 19 minutes 53 seconds East, 165.21 feet; thence South 79 degrees 27 minutes 53 seconds East, 1,110.50 feet; thence South 44 degrees 35 minutes 23 seconds East, 669.00 feet; thence South 14 degrees 40 minutes 37 seconds West, 332.23 feet to a point on the Northern line of a tract of land conveyed to Ira C. and Lillian Jones by Alfred Selfen, Et al, by deed recorded in Book 372, page 7 of the St. Charles County Records; thence along said Northern line of Jones, South 82 degrees 08 minutes 07 seconds West, 475.86 feet to a point on the Southwestern of said U.S. Survey 1669; thence along said Southwestern line, South 26 degree 46 minutes 13 seconds East, 211.46 feet to the point of beginning and containing 52.08 acres according to survey by The Clayton Engineering Company March, 1999.

                                    EXHIBIT B

                                  IMPROVEMENTS

            All buildings, structures, improvements and fixtures located on or to be purchased, constructed and otherwise improved on the Land, including the Facility or pursuant to ARTICLE VII of the Lease, and in any case which paid for in whole or in part from the proceeds of Bonds and all additions, alterations, modifications and improvements thereof made pursuant to the Bond Sublease, the Bond Lease or this Lease.

                                    EXHIBIT C

                                    EQUIPMENT

            All items of machinery, equipment and parts or other personal property installed or acquired or to be acquired for installation in the Improvements or elsewhere on the Land, including the Facility or pursuant to
ARTICLE VII of the Lease, and in any case when paid for in whole or in part from the proceeds of Bonds and all replacements thereof and substitutions therefor made pursuant to the Bond Sublease, the Bond Lease or this Lease.

                               MEMORANDUM OF LEASE


            THIS MEMORANDUM OF LEASE is made as of the 31st day of August, 1999, between MCI O'Fallon 1999 Trust, a Delaware business trust (the "LANDLORD") and MasterCard International Incorporated, a non-stock membership corporation organized under the laws of the State of Delaware ("TENANT").


                               W I T N E S S E T H

            WHEREAS, Landlord is the owner of a subleasehold estate in and to the real estate described in EXHIBIT A hereto and by this reference incorporated herein (the "PREMISES"); and

            WHEREAS, pursuant to a Lease, dated as of August 31, 1999, between Landlord and Tenant (the "LEASE"), Landlord leased the Premises to Tenant; and

            WHEREAS, Landlord and Tenant desire to give notice of the existence of the Lease;

            NOW, THEREFORE, in consideration of the covenants and agreements on the part of Tenant set forth in the Lease, Landlord does hereby demise and lease to Tenant and Tenant does hereby take and lease from Landlord the Premises, subject to the terms and conditions set forth in the Lease.

            The term of the Lease commences on August 31, 1999, and ends on September 1, 2009. The Lease grants to Tenant an option to extend the term of the Lease for one (1) extension term of ten (10) years.

            The Lease contains an option in favor of Tenant to purchase the Premises on the terms and conditions set forth therein.

            The Lease is subject and subordinate to the instruments set forth in EXHIBIT B hereto and by reference incorporated herein.

            Notice is hereby given that the Lease contains numerous terms, covenants, provisions and conditions not required to be set forth in memoranda of leases and/or in memoranda of executory contracts and options. This Memorandum is subject in all events to all of the terms, covenants, provisions and conditions in the Lease contained, to which reference is hereby made, which Lease shall govern in the event of any conflict between any of the terms, provisions and conditions thereof, and the terms of this Memorandum.

            IN WITNESS WHEREOF, the parties have executed this Memorandum of Lease as of the day and year first above written.

                                      MCI O'FALLON 1999 TRUST

                                      By   First Bank of Missouri, not in its
                                           individual Capacity but solely as
                                           co-trustee
[SEAL]
                                      By:/s/Matt J. McLaughlin
                                         ------------------------------
                                      Name: Matt J. McLaughlin
                                           ------------------------------
                                      Title: Vice President
                                            ------------------------------

                                      MASTERCARD INTERNATIONAL
                                      INCORPORATED

                                      By:
                                         ------------------------------
                                      Its:
                                         ------------------------------

[SEAL]

STATE OF KANSAS               )
                              ) SS.
COUNTY OF WYANDOTTE           )


            On this 30th day of August, 1999, before me appeared Matt McLaughlin to, me personally known, who, being by me duly sworn, did say that he or she is the Vice President of First Bank of Missouri, the co-trustee of MCI O'Fallon 1999 Trust, a Delaware business trust, and that the seal affixed to the foregoing instrument is the seal of said Trust; and that said instrument was signed and sealed in behalf of said Trustee by authority of its Vice President; and said individual acknowledged said instrument to be the free act and deed of said Trust.

            IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the City and State aforesaid, the day and year first above written.

(SEAL)                                   /s/Susan K. Baldwin
                                         ---------------------------------------
                                         Notary Public
My term expires 07-21-02

STATE OF MISSOURI       )
                        )  SS.
CITY OF ST. LOUIS       )


            On this 30th day of August, 1999, before me appeared John D. Ranieri, to me personally known, who, being by me duly sworn, did say that he or she is the Vice President of the MasterCard International Incorporated, a non-stock membership corporation organized under the laws of the State of Delaware; and that the seal affixed to the foregoing instrument is the seal of said Corporation; and that said instrument was signed and sealed in behalf of said Corporation by authority of its Board of Directors; and said individual acknowledged said instrument to be the free act and deed of said Corporation.

            IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the City and State aforesaid, the day and year first above written.

(SEAL)                                   /s/Linda L. Rands
                                         --------------------------------------
                                         Notary Public
My terms expires: August 20, 2002

                                    EXHIBIT A

                                    52 acres

            A tract of land being part of Fractional Section 13 and part of Lot 23 of the "Walnut Grove Tract" in U.S. Survey 1669, Township 46 North, Range 2 East, St. Charles County, Missouri and being more particularly described as follows:

            Beginning at the intersection of the Southwestern line of said U.S. Survey 1669 with the Northern line of U.S. Survey 1641, said point being the Southwestern corner of said Lot 23 of the "Walnut Grove Tract", said point also being the Southeast corner of property conveyed to McEagle-O'Fallon, L.C. by deed recorded in Book 1989, page 316 of the St. Charles County Records; thence along the common line between said U.S. Survey 1641 and said Fractional 13, South 82 degrees 34 minutes 07 seconds West, 1,014.38 feet to a point, said point being the Southwest corner of said McEagle-O'Fallon; thence along the Southwestern line of McEagle-O'Fallon, North 18 degrees 40 minutes 53 seconds West, 762.00 feet to a Iron Pipe; thence South 89 degrees 20 minutes 07 seconds West, 236.96 feet to an Iron Pipe; thence South 49 degrees 01 minutes 37 seconds West, 278.60 feet to an Iron Pipe on the existing Northeastern right-of-way line of Highway 40-61, said point being 88.50 feet perpendicular Northeasterly from existing centerline station 322+47.5; thence leaving said Northeastern right-of-way line, North 34 degrees 48 minutes 36 seconds West, 156.56 feet to a point, said point being 92.21 feet perpendicular Northeasterly from existing centerline station 320+91.0; thence North 20 degrees 14 minutes 05 seconds West,
216.00 feet to a point, said point being 151.51 feet perpendicular Northeasterly from existing centerline station 3 18+83.3; thence North 14 degrees 45 minutes 35 seconds West, 149.18 feet to a point, said point being 205.97 feet perpendicular Northeasterly horn existing centerline station 317+44.4; thence North 5 degrees 11 minutes 43 seconds West, 148.14 feet to a point, said point being 282.20 feet perpendicular Northeasterly from existing centerline station 316+17.4; thence North 4 degrees 26 minutes 08 seconds East, 148.75 feet to a point, said point being 379.02 feet perpendicular Northeasterly from existing centerline station 315+04.5; thence North 14 degrees 05 minutes 19 seconds East,
148.55 feet to a point, said point being 493.24 feet perpendicular Northeasterly from existing centerline station 314+09.5; thence North 18 degrees 56 minutes 07 seconds East, 103.32 feet to a point, said point being 578.00 feet perpendicular Northeasterly from existing centerline station 313+50.4; thence South 69 degrees 32 minutes 53 seconds East, 60.30 feet; thence South 18 degrees 32 minutes 53 seconds East, 30.75 feet; thence North 71 degrees 27 minutes 07 seconds East,
264.44 feet; thence North 89 degrees 56 minutes 28 seconds East, 112.33 feet; thence South 62 degrees 54 minutes 33 seconds East, 197.46 feet; thence South 49 degrees 19 minutes 53 seconds East, 165.21 feet; thence South 79 degrees 27 minutes 53 seconds East, 1,110.50 feet; thence South 44 degrees 35 minutes 23 seconds East, 669.00 feet; thence South 14 degrees 40 minutes 37 seconds West,
332.23 feet to a point on the Northern line of a tract of land conveyed to Ira
C. and Lillian Jones by Alfred Selfen, Etal, by deed recorded in Book 372, page 7 of the St. Charles County Records; thence along said Northern line of Jones, South 82 degrees 08 minutes 07 seconds West, 475.86 feet to a point on the Southwestern of said U.S. Survey 1669; thence along said Southwestern line, South 26 degrees 46 minutes 13 seconds East, 211.46 feet to the point of beginning and containing 52.08 acres according to survey by The Clayton Engineering Company March, 1999.

                                    EXHIBIT B

                               SENIOR INSTRUMENTS

1. Bond Deed of Trust and Security Agreement dated as of August 31, 1999, from Missouri Development Finance Board (the "BOARD") to Steven E. Kushner, as trustee (the "MORTGAGE TRUSTEE") for the benefit of State Street Bank and Trust Company of Missouri, N.A., as bond trustee (the "BOND TRUSTEE");

2. Bond Lease, dated as of August 31, 1999, between the Board, as lessor, and O'Fallon Public Facilities Authority (the "SUBLESSOR"), as lessee;

3. Bond Lease Leasehold Deed of Trust, dated as of August 31, 1999, from Sublessor to Mortgage Trustee for the benefit of Bond Trustee;

4. Bond Sublease, dated as of August 31, 1999, between Sublessor, as lessor, and Landlord, as lessee; and

5. Bond Sublease Leasehold Deed of Trust, dated as of August 31, 1999, from Landlord to Mortgage Trustee for the benefit of Bond Trustee.